Registration No. 333-
                                                               -----------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             POWER TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its Charter)

                                     NEVADA
--------------------------------------------------------------------------------
            (State or Jurisdiction of Incorporation or Organization)

                  541710                                   88-0395816
--------------------------------------------------------------------------------
    (Primary Standard Industrial                (I.R.S. Employer Identification)
     Classification Code Number)

                             POWER TECHNOLOGY, INC.
                         1770 ST. JAMES PLACE, SUITE 115
                              HOUSTON, TEXAS 77056
                             TELEPHONE 713.612.4310
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                          BERNARD J. WALTER, PRESIDENT
                             POWER TECHNOLOGY, INC.
                         1770 ST. JAMES PLACE, SUITE 115
                              HOUSTON, TEXAS 77056
                             TELEPHONE 713.612.4310
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                          Stephen A. Zrenda, Jr., Esq.
                          Stephen A. Zrenda, Jr., P.C.
                               100 North Broadway
                              2440 Bank One Center
                          Oklahoma City, Oklahoma 73102

   AS SOON AS PRACTICABLE AFTER EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
--------------------------------------------------------------------------------
                (Approximate date of proposed sale to the public)

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________________________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________________________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

------------------------------------------------------------------------------------------------------------------

                                      CALCULATION OF REGISTRATION FEE

Title of each class        Dollar
of Securities              Amount to be       Proposed Maximum              Proposed Maximum            Amount of
to be Registered           Registered(1)      Offering Price per Share(1)   Aggregate Offering Price
                           Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value(1)         172,000,000 shares       $ 0.03                      $5,000,000                $633.50

Common Stock,
commitment fee shares
owned by Cornell Capital

Partners, L.P.               8,849,558 shares       $ 0.03                      $   265,487               $ 33.64

Common Stock,
underlying convertible
debentures issued to
Cornell Capital

Partners, L.P.              21,000,000 shares       $ 0.03                      $   630,000               $ 79.82

Common Stock,
for placement agent fee to
be issued to Newbridge
Securities Corporation         333,333 shares       $ 0.03                      $     10,000              $  1.27

Total Registration Fee .....................................................................................$748.23

-----------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the closing price of the Company's common stock as reported within five business days prior to the date of this filing.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PART I - INFORMATION REQUIRED IN PROSPECTUS [CROSS REFERENCE TABLE]


Item 1.  Front of Registration Statement and Outside Front
         Cover of Prospectus                                                    Cover Page and Summary

Item 2.  Inside Front and Outside Back Cover Pages of Prospectus.               Inside Front Cover and
                                                                                Outside Back Cover

Item 3.  Summary Information and Risk Factors                                   Summary and Risk Factors

Item 4.  Use of Proceeds                                                        Use of Proceeds

Item 5.  Determination of Offering Price                                        Dilution

Item 6.  Dilution                                                               Not Applicable

Item 7.  Selling Security Holders                                               Selling Stockholders

Item 8.  Plan of Distribution                                                   Plan of Distribution

Item 9.  Legal Proceedings                                                      Legal Matters

Item 10. Directors, Executive Officers, Promoters and
         Control Persons                                                        Management

Item 11. Security Ownership of Certain Beneficial Owners                        Management; Principal
         and Management                                                         Stockholders

Item 12. Description of Securities                                              Description of Capital Stock

Item 13. Interest of Named Experts and Counsel                                  Legal Matters; Experts

Item 14. Disclosure of Commission Position of Indemnification
         for Securities Act Liabilities                                         Management

Item 15. Organization Within Last Five Years                                    Business

Item 16. Description of Business                                                Business

Item 17. Management's Discussion and Analysis or Plan of Operation              Management's Discussion and
                                                                                Analysis or Plan of Operation

Item 18. Description of Property                                                Business

Item 19. Certain Relationships and Related Transactions                         Certain Relationships and
                                                                                Related Transactions

Item 20. Market for Common Equity and Related Stockholder Matters               Price Range of Common Stock

Item 21. Executive Compensation                                                 Management

Item 22. Financial Statements                                                   Consolidated Financial Statements

Item 23. Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure                                    Experts

SUBJECT TO COMPLETION, November 5, 2004

PROSPECTUS

                             Power Technology, Inc.

                       202,182,891 Shares of Common Stock

         This Prospectus relates to the sale of up to $5,000,000 of the Common Stock of Power Technology, Inc., a Nevada corporation (the "Company"), to Cornell Capital Partners, L.P. ("Cornell") at a selling price to be determined by market factors at the time of their sale, 8,849,558 shares presently held by Cornell, 21,000,000 shares expected to be issued upon the conversion of convertible debentures held by Cornell and an additional 333,333 shares expected to be issued by Newbridge Securities Corporation ("Newbridge"). The Common Stock of the Company will be resold by Cornell and Newbridge in the over-the-counter market at their then prevailing market price or in negotiated transactions
(estimated  to  be   202,182,891   shares  of  Common   Stock).   See  "Plan  of
Distribution".

         As of October 31, 2004, the Company had 125,089,625 shares issued and outstanding, including 8,849.558 shares of Common Stock previously issued to Cornell. The Company intends to issue up to $5,000,000 of its Common Stock to Cornell based upon its Standby Equity Distribution Agreement with Cornell dated August 27, 2004; which shares will then be offered for resale by Cornell through this Prospectus.

          The Company will not receive any proceeds from the resale of the shares to be offered by Cornell and Newbridge to the public. The Company has agreed to pay all of the costs of this offering, excluding commissions and discounts regarding the resale of the Common Stock by Cornell and Newbridge.

         Cornell  and   Newbridge,   as  the  selling   stockholders,   and  any
participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. See "Selling Stockholders" and "Plan of Distribution".

         You should rely only on the information contained or incorporated by reference in this Prospectus to make your investment decision. We have not authorized anyone to provide you with different information. Cornell and Newbridge are not offering these securities in any state where such offering is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front page of this Prospectus or in a supplement provided by the Company.

INVESTING IN THE COMMON STOCK OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN THE COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Power Technology, Inc.
                         1770 St. James Place, Suite 115
                              Houston, Texas 77056

                             Telephone 713.612.4310

                      The Date of this Prospectus is________ , 2004

         The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.

                                TABLE OF CONTENTS

Prospectus Summary...........................................................3
Summary Consolidated Financial Information................................. .5
Risk Factors.................................................................8
Forward Looking Statements..................................................11
Use of Proceeds.............................................................12
Dividend Policy.............................................................12
Price Range of Common Stock.................................................12
Capitalization..............................................................13
Management's Discussion and
    Analysis of Financial Condition or Plan of Operations...................14
Business....................................................................22
Selling Stockholders........................................................26
Plan of Distribution........................................................30
Management..................................................................31
Security Ownership of Management............................................34
Principal Stockholders......................................................35
Certain Relationships and Certain Transactions..............................35
Description of Capital Stock................................................36
Shares Eligible for Future Sale.............................................38
Legal Matters...............................................................38
Experts.....................................................................38
Where You Can Find Additional Information...................................39
Consolidated Financial Statements.........................................F-1

                               PROSPECTUS SUMMARY

      This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read the entire Prospectus carefully, including "Risk Factors" and our consolidated financial statements and notes to those consolidated financial statements before making an investment decision.

      Power Technology, Inc. (the "Company"), a Nevada corporation, was incorporated on June 3, 1996.

      The Company entered into an Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. ("Cornell") in which Cornell agreed to purchase up to $5,000,000 of the Common Stock of the Company (the "Agreement"), as requested from time to time by the Company. Upon written notice from the Company, Cornell is committed to purchase Common Stock of the Company at a purchase price equal to 97% of the then current market closing bid prices. Market price is defined to mean the lowest bid price for the Common Stock during the five consecutive trading days after the date following the notice from the Company to Cornell. Under the terms of the Agreement, the Company has previously issued 8,849,558 shares of Common Stock of the Company to Cornell. This Prospectus also covers the resale of this Common Stock previously acquired by Cornell from the Company.

                                  THE OFFERING

Common Stock outstanding
prior to the offering:                125,089,625shares

Shares being offered for sale:        shares owned by Cornell Capital
                                      Partners, L.P.
Common Stock estimated to be
outstanding after this offering (3)  327,271,914 shares (2)

Price per share to the public:       Market price at time of sale, or negotiated
                                     transactions

Total proceeds estimated to be
raised by the Company in this
offering:                            $  0

Use of proceeds from the sale
of the shares to the  Cornell        We plan to use the  proceeds  from the
                                     sale of the  shares by the  Company to
                                     Cornell for working capital,  research
                                     and development and general  corporate
                                     purposes.  We may use a portion of the
                                     net  proceeds  to acquire  businesses,
                                     assets,   or  technologies   that  are
                                     complementary to our business.

Over-the-Counter Market
Symbol                               PWTC

----------

(1) The number of shares offered for sale will vary because of changes in the price of the Common Stock of the Company in the over-the-counter market.

(2)      The estimated  number of shares of Common Stock to be outstanding  upon
         completion   of  this  offering  is  based  on  the  number  of  shares outstanding as of October 31, 2004, and excludes:

            *     Warrants  to  purchase   12,000,000  shares  of  Common  Stock
                  exercisable at $0.03 to $.10 per share through April 2006.

            * 2,250,000 shares of Common Stock that may be issued under the Company's 2004-A Stock Option, SAR and Stock Bonus Consultant Plan.

            * 11,850,000 shares of Common Stock that may be issued under the Company's 2004-B Stock Option, SAR and Stock Bonus Plan.

            * 200,000 shares of Common Stock that may be issued under the 2003 Stock Option, SAR and Stock Bonus Consultant Plan.

THE OFFERING

         This offering relates to the sale of Common Stock of the Company by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

            * Cornell Capital Partners, L.P. which intends to re-sell up to 201,849,558 shares of Common Stock.

            * Newbridge Securities Corporation, which intends to sell up to 333,333 shares of Common Stock.

         Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. ("Cornell") shares of Common Stock for a total purchase price of $5 million. Cornell will purchase the shares of our Common Stock at 97% of the prevailing market bid prices of our Common Stock, determined to be the lowest bid price during the five consecutive trading days following the date of the notice from the Company to Cornell. Cornell intends to resell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price.

         We cannot predict the actual number of shares of Common Stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Common Stock that will be issued using certain assumptions. Assuming we drew down the entire $5,000,000 available under the standby equity distribution in a single advance (which is not permitted under the terms of the Standby Equity
Distribution Agreement) and the purchase price was equal to $0.03 per share , then we would issue 172,000,000 shares of our Common Stock to Cornell. These shares would then represent 59.5% of our outstanding Common Stock upon issuance. The Company is registering 172,000,000 shares of Common Stock for the sale under the Standby Equity Distribution Agreement. Since the number of shares we are registering is an approximation and depending on our market price, there could be an insufficient number of shares to fully utilize the equity line of credit and we may be required register additional shares of Common Stock.

                          EQUITY DISTRIBUTION AGREEMENT

SUMMARY

         On August 27, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. ("Cornell"). Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell shares of Common Stock for a total purchase price of up to $5,000,000. For each share of common stock purchased by Cornell, Cornell will pay 97% of the lowest closing bid price on the Over-the-Counter Electronic Bulletin Board or other principal market on which our Common Stock is traded for the five consecutive trading days immediately following the notice date. Cornell is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of Common Stock with the U.S. Securities and Exchange Commission. The costs associated with this registration will be borne by us.

6

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following table sets forth summary consolidated financial data for our Company. You should read this information together with the consolidated financial statements and the notes to those statements appearing elsewhere in this Prospectus and the information under "Management's Discussion and Analysis or Plan of Operations".

                             Power Technology, Inc.
                          (A Development Stage Company)
                           Consolidated Balance Sheets

                                                                              Year ended
                                                            JULY 31, 2004   JANUARY 31, 2004
                                                            ------------    ------------
                                                            (Unaudited)      (Audited)
                          ASSETS

CURRENT ASSETS:

Cash and cash equivalents ...............................   $      5,945    $        213

Employee advances .......................................             --           1,000
                                                            ------------    ------------

Total Current Assets ....................................   $      5,945    $      1,213

FIXED ASSETS, NET .......................................             --           5,003

OTHER ASSETS:

Patents .................................................         78,500          78,500
                                                            ------------    ------------

                                                            $     87,368    $     84,716
                                                            ============    ============

          LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:

Accounts payable ........................................   $    228,699    $     58,273

Short-term notes payable ................................         62,516             -0-

Loans payable ...........................................         49,000          79,108

Loans payable - related party ...........................             0          154,612
                                                            ------------    ------------

Total Current Liabilities ...............................   $    340,215    $    291,993
                                                            ------------    ------------

Long-term debt ..........................................   $    150,000    $          0
                                                            ------------    ------------

STOCKHOLDERS' (DEFICIT)

Preferred stock, $0.01 par value, 1,000,000 shares
authorized, none issued or outstanding ..................              0               0
Common stock, $0.001 par value, 750,000,000 shares ......
authorized, 47,424,488 and 99,839,628 shares respectively          99,840         47,425
issued and outstanding as of 7/31/04 and 1/31/04 ........      10,161,110      8,846,596

(Deficit) accumulated during development stage ..........    (10,663,797)     (9,101,298)
                                                            ------------    ------------

                                                                (402,847)       (207,278)
                                                            ------------    ------------

                                                            $     87,368    $     84,716
                                                            ============    ============

                             POWER TECHNOLOGY, INC.
                         (A Development Stage Company)
                      Consolidated Statements of Operations
                                   (Unaudited)

                                            Three months   Three months       Six              Six
                                               ended          ended         months ended   months ended
                                          JULY 31, 2004    JULY 31, 2003   JULY 31, 2004   JULY 31, 2003
                                           ------------    ------------    ------------    ------------
REVENUE ................................   $          0    $          0    $          0    $          0

EXPENSES:

General administrative expenses ........        188,689           5,035         228,784          20,027

Research and development ...............         24,366               0          24,366               0

Consulting fees ........................        150,000               0         150,000               0

Stock-based executive compensation and
reimbursed expenses ....................        621,254               0         621,254               0

Stock-based consulting fees ............        174,200         156,500         331,100         156,500

Stock-based consulting fees
related party ..........................              0           2,500          22,500          97,700

Stock-based patent litigation fees .....        152,000               0         152,000               0

Loss from impairment of related
party advances .........................              0               0               0               8

Depreciation and amortization ..........          1,040           1,040           2,080           2,080
                                           ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSES):

Interest expense .......................        (51,956)             (7)        (58,214)             (7)

Interest income ........................            -0-              73             -0-             583

Loss on foreign currency ...............            -0-             -0-             -0-             -0-
                                           ------------    ------------    ------------    ------------

NET (LOSS) .............................   $ (1,363,506)   $   (165,081)   $ (1,590,299)   $   (276,312)
                                           ============    ============    ============    ============

Weighted average number of common shares
outstanding - basic and fully diluted ..     74,532,058      45,520,738      73,632,058    $ 38,884,738
                                           ============    ============    ============    ============

NET (LOSS) per shares - basic and fully
diluted ................................          (0.02)          (0.00)          (0.02)          (0.01)
                                           ============    ============    ============    ============

                             POWER TECHNOLOGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                         June 3, 1996
                                                      Six months ended  Six months ended (inception) to
                                                       JULY 31, 2004    JULY 31, 2003   JULY 31, 2004
                                                        ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES

NET (LOSS) ..........................................   $ (1,590,299)   $   (276,312)   $(10,663,797)

ADJUSTMENTS TO RECONCILE NET
(LOSS) TO NET CASH

Depreciation expense ................................          2,080           2,080          22,997

Loss from impairment of related party advances ......             --              --         127,000

Stock issued for executive compensation and
reimbursed expenses .................................        621,254              --         621,254

Stock issued for consulting services ................        331,100         156,500         487,600

Stock issued for consulting services - related party          22,500          97,700       4,687,522

Stock issued for patent litigation legal fees .......        152,000              --         152,000

Stock issued for interest expense ...................             --         112,079
                                                                                              51,956

Stock issued to acquire patents .....................             --              --         (20,000)

Increase (decrease) in accounts payable .............        170,426             137         228,699
                                                        ------------    ------------    ------------

Net cash (used) by operating activities .............       (238,982)        (19,895)     (4,244,645)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of equipment ...............................             --              --         (21,667)

Patent acquisition ..................................             --              --         (58,500)
                                                        ------------    ------------    ------------

Net cash used in investing activities ...............             --              --         (80,167)
                                                        ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from short-term notes payable ..............         62,516              --          62,516


Proceeds from loans .................................             --          13,500         780,086

Proceeds (payments) on loans - related party ........         32,198         (13,500)        185,667

Proceeds from convertible debentures ................             --              --         175,010


Non-cash long-term debt .............................        150,000              --         150,000

Issuance of common stock ............................             --          20,000       2,977,478
                                                        ------------    ------------    ------------

Net cash provided by financing activities ...........        244,714          20,000       4,330,757
                                                        ------------    ------------    ------------

Net increase (decrease) in cash .....................          5,732             105           5,945


Cash and equivalents - beginning ....................            213             153              --
                                                        ------------    ------------    ------------


Cash and equivalents - ending .......................   $      5,945               $    $      5,945
                                                        ============    ============    ============

SUPPLEMENTAL DISCLOSURES:

Interest paid .......................................   $         --    $        258    $         --
                                                        ============    ============    ============

Income taxes paid ...................................   $         --    $         --    $         --
                                                        ============    ============    ============

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Number of shares issued for consulting services .....     10,350,000       4,872,000      27,515,250
                                                        ============    ============    ============

Number of shares issued for executive compensation,
note payable, and interest expense to related party .     23,285,483              --      23,285,481

Number of shares issued for executive compensation ..      7,500,000              --       7,500,000
                                                        ============    ============    ============

Number of shares issued for note payable and interest
expense .............................................      4,479,657              --       4,479,657
                                                        ============    ============    ============

Number of shares issued for legal fees ..............      5,000,000              --       5,000,000
                                                        ============    ============    ============

Number of shares issued for debt conversion .........             --      10,000,000      12,377,958
                                                        ============    ============    ============

Number of shares issued for interest expense ........             --              --         171,780
                                                        ============    ============    ============

Number of shares issued to acquire patents ..........             --             -0-         200,000
                                                        ============    ============    ============

                                  RISK FACTORS

GENERAL

         You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed.

IF OUR PRODUCTS AND SERVICES DO NOT BECOME WIDELY USED IN INDUSTRY, IT IS UNLIKELY THAT WE WILL BE PROFITABLE.

         Compared to other technologies, our technologies are new and unproven, and the use of our technology by other companies is limited. In addition, we have a very limited history of offering our products and services. It is uncertain whether our new customers, if any, will use these products and services. In order to be successful, our products and services must meet the requirements of the industry involved in each product, and we must convince potential customers to use our products and services instead of competing technologies. Market acceptance will depend on many factors, including our ability to:

            *     convince   potential   customers  that  our  technologies  are
                  attractive alternatives to other technologies;

            *     manufacture   products  and  conduct  services  in  sufficient
                  quantities with acceptable quality and at an acceptable cost;

            * convince potential customers to purchase our products and services from us rather than developing them internally; and

            *     place and service sufficient quantities of our products.

         Because of these and other factors, our products and services may not gain market acceptance.

ECONOMIC CONDITIONS

         Recent trends appear to reflect a downturn in economic activity, such as declines of sales of automobiles, high technology items, and other areas.

         If such conditions continue and result in an economic recession, it will adversely affect the Company's ability to conduct its research and development and to market any products developed from such activities, although it is not reasonably possible to estimate the extent of such adverse affects.

GOING CONCERN QUALIFICATION BY AUDITORS

         The   accountants'   reports  of  the  independent   certified   public
accountants of the Company for fiscal years 2004 and 2003 express a going concern qualification by the auditors. The Company has had recurring operating losses for the past several years which raises substantial doubts about its ability to continue as a going concern. See Independent Auditor's Report(s),
Note 2 to the Consolidated Financial Statements of the Company, and Management's Discussion and Analysis or Plan of Operation - Plan of Operation and -Uncertainties".

WE DEPEND ON THIRD-PARTY PRODUCTS AND SERVICES, AND SOLE OR LIMITED SOURCES OF SUPPLY TO MANUFACTURE SOME COMPONENTS OF OUR PRODUCTS.

         We rely on outside vendors to manufacture many of the components and subassemblies used in our products. Some of these components and subassemblies may be obtained from a single supplier or a limited group of suppliers. Our reliance on outside vendors generally, and a sole or limited group of suppliers in particular, involves several risks, including: - the inability to obtain an adequate supply of required components due to manufacturing capacity constraints, a discontinuance of a product by a third-party manufacturer or other supply constraints:

            *     reduced control over quality and pricing of components; and

            * delays and long lead times in receiving materials from vendors.

WE MAY NOT ACHIEVE OR SUSTAIN PROFITABILITY IN THE FUTURE.

         We have incurred operating and net losses and negative cash flow from operations since our inception. As of July 31, 2004, we had an accumulated deficit of $10,663,797. For the years ended January 31, 2004, 2003 and 2002, and the six months ended July 31, 2004, we had net losses of $(350,046), $(2,298,550), $(2,943,692), and ($1,590,299), respectively. We may also in the future incur operating and net losses and negative cash flow from operations, due in part to anticipated increases in expenses for research and product development, acquisitions of complementary businesses and technologies and expansion of our sales and marketing capabilities. We may not be able to achieve or maintain profitability. Moreover, if we do achieve profitability, the level of any profitability cannot be predicted and may vary significantly from quarter to quarter.

THE RESEARCH INDUSTRY IS HIGHLY COMPETITIVE AND SUBJECT TO RAPID TECHNOLOGICAL CHANGE, AND WE MAY NOT HAVE THE RESOURCES NECESSARY TO COMPETE SUCCESSFULLY.

         We compete with companies in the United States and abroad that are engaged in the development and production of new products and research services. Academic institutions, governmental agencies and other research organizations also are conducting research in areas in which we provide services, either on their own or through collaborative efforts. Also, in many cases, certain prospective customers may have internal departments which provide products and services similar to ours, so these customers may have limited need for our products and services. Many of our competitors have access to greater financial, technical, research, marketing, sales, distribution, service and other resources than we do.

         Moreover, the research business is characterized by rapid and continuous technological innovation. We anticipate that we will face increased competition in the future as new companies enter the market and advanced technologies become available. Our products, services and expertise may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by us or one or more of our competitors. For example, advances in this information may render some of our existing approaches to our technologies obsolete. Additionally, the existing approaches of our competitors may be more effective than those we develop. As a result, we may not be able to compete successfully with existing or future competitors.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN EXPERIENCED SCIENTISTS AND SALES PERSONNEL.

         Our future success will depend to a significant extent on our ability to attract, retain and motivate highly skilled scientists and sales personnel.

         Our ability to maintain, expand or renew existing engagements with our customers, enter into new engagements and provide additional services to our existing customers depends, in large part, on our ability to hire and retain scientists with the skills necessary to keep pace with continuing changes in technology and sales personnel who are highly motivated. Our officers and employees are "at will" which means that they may resign at any time, and we may dismiss them at any time. We believe that there is a shortage of, and significant competition for, scientists with the skills and experience in the sciences necessary to perform the services we offer. We compete with other contract research companies and academic institutions for new personnel. In addition, our inability to hire additional qualified personnel may require an increase in the workload for both existing and new personnel.

         We may not be successful in attracting new scientists or sales personnel or in retaining or motivating our existing personnel.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

         The market price of our Common Stock could decline as a result of sales of substantial amounts of our Common Stock in the public market during and after the closing of this offering, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of Common Stock. There will be approximately 327,271,914 shares of Common Stock outstanding immediately after this offering, assuming all of the shares offered by this Prospectus are sold. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliates", as defined in Rule 144 of the Securities Act. We also have issued warrants to purchase 12,000,000 shares of the Common Stock of the Company at exercise prices ranging from $.03 to $10 per share. There are 66,144,168 shares of Common Stock presently outstanding as "restricted securities" as defined in Rule 144 which will be available for sale in the future. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

         We have recently registered approximately 20,000,000 additional shares of Common Stock of which 11,850,000 shares remain to be issued that are reserved for issuance upon exercise of options or stock bonuses to be granted or reserved for grant under our 2004-B Stock Option, SAR and Stock Bonus Plan, and have 2,250,000 registered shares available for issuance under our 2004-A Stock Option, SAR and Stock Bonus Consultant Plan, and 200,000 shares remaining in the 2003 Stock Option, SAR and Stock Bonus Consultant Plan. As a result, they can be sold in the public market upon issuance, subject to restrictions under the securities laws applicable to resales by affiliates.

BECAUSE IT IS UNLIKELY THAT WE WILL PAY DIVIDENDS, YOU WILL ONLY BE ABLE TO BENEFIT FROM HOLDING OUR STOCK IF THE STOCK PRICE APPRECIATES.

         We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. See "Dividend Policy".

NOTE: IN ADDITION TO SUCH RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY EXIST.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus contains forward-looking statements. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "intends", "plans", "will", "believes", "seeks", and "estimates", and variations of these words and similar expressions, are intended to identify forward-looking statements.

         These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecasted in the forward-looking statements.

         In addition, the forward-looking events discussed in this Prospectus might not occur. These risks and uncertainties include, among others, those described in "Risk Factors" and elsewhere in this Prospectus. You are cautioned not to place under reliance on these forward-looking statements, which reflect our management's view only as of the date of this Prospectus.

         Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. See "Where You Can Find Additional Information."

         When used in this Prospectus and in our other filings with the SEC, in our press releases and in oral statements made with the approval of one of our authorized executive officers, the words or phrases "will likely result", "plans", "will continue", "is anticipated", "estimated", "expect", "project" or "outlook" or similar expressions (including confirmations by one of our authorized executive officers of any such expressions made by a third party with respect to us) are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on any such statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties, including but not limited to our history of losses, our limited operating history, our need for additional financing, rapid technological change, and an uncertain market, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the factors described below and in the Business section of this Prospectus. We undertake no obligation to release publicly revisions we made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements. All written and oral forward-looking statements made after the date of this Prospectus, our annual report and/or attributable to us or persons acting on our behalf are expressly qualified in their entirety by this discussion.

                                 USE OF PROCEEDS

         We estimate that the net proceeds from the sale of our shares of Common Stock to Cornell will be approximately $5,000,000 before deducting the estimated cash offering expenses of approximately $60,000.

         We currently intend to use the net proceeds to fund our existing operating deficit, to continue research and development, to design and fabricate manufacturing equipment, to market and promote our products, and establish marketing facilities. We also may use a portion of the net proceeds to acquire other businesses or technologies, hire additional personnel and expand our facilities to be able to meet the growing needs of our business. Although we have no current agreements or commitments with respect to any acquisition, we may, if the opportunity arises, use an unspecified portion of the net proceeds to acquire or invest in products, technologies or other companies. We intend to use the balance of the net proceeds for general corporate purposes, including working capital. Our management may spend the proceeds from this offering in ways which the stockholders may not deem desirable.

         The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the growth of our business.

         Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment-grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the board of directors may deem relevant.

                           PRICE RANGE OF COMMON STOCK

GENERAL

         The  Common  Stock  is  traded  on  the   Electronic   Bulletin   Board
over-the-counter market, and is quoted under the symbol PWTC.

         When the trading price of the Company's Common Stock is below $5.00 per share, the Common Stock is considered to be "penny stocks" that are subject to rules promulgated by the Securities and Exchange Commission (Rule 15-1 through 15g-9) under the Securities Exchange Act of 1934. These rules impose significant requirements on brokers under these circumstances, including: (a) delivering to customers the Commission's standardized risk disclosure document; (b) providing to customers current bid and offers; (c) disclosing to customers the brokers-dealer and sales representatives compensation; and (d) providing to customers monthly account statements.

MARKET PRICE

         The following table sets forth the range of high and low closing sale prices per share of the Common Stock of the Company as reported by Pink Sheets (formerly known as National Quotation Bureau, L.L.C.) for the periods indicated (reflecting inter-dealer prices without retail markup or commission and may not represent actual transactions) on the NASD Electronic Bulletin Board over-the-counter market.

                                               High Closing             Low Closing
                                             ---------------          ---------------
                                              BID PRICES(1)             BID PRICES(1)
Year Ended December 31, 2001

  1st Quarter .....................          $        .96875          $           .50

  2nd Quarter .....................          $           .73          $           .50

  3rd Quarter .....................          $           .70          $           .35

  4th Quarter .....................          $           .58          $           .35

----------

Year Ended December 31, 2002

  1st Quarter .....................          $           .44          $           .25

  2nd Quarter .....................          $           .36          $           .16

  3rd Quarter .....................          $           .27          $          .085

  4th Quarter .....................          $           .13          $           .07

Year Ended December 31, 2003

  1st Quarter .....................          $          .125          $           .05

  2nd Quarter .....................          $          .071          $          .045

  3rd Quarter .....................          $          .066          $           .02

  4th Quarter .....................          $           .03          $          .015

Year Ending December 31, 2004

  1st Quarter .....................          $           .06          $           .04

  2nd Quarter .....................          $          .038          $         .0158

  3rd Quarter .....................          $          .035          $          .016

----------

(1) The Company is unaware of the factors which resulted in the significant fluctuations in the prices per share during the periods being presented although it is aware that there is a thin market for the Common Stock, that there are frequently few shares being traded and that any sales activity significantly impacts the market.

         The closing bid price of the Common Stock of the Company on November 4, 2004, was $0.025 per share.

                                 CAPITALIZATION

         The following table sets forth information regarding our actual capitalization as of July 31, 2004 (unaudited).

                                                            July 31, 2004
                                                             (UNAUDITED)
                                                            ------------
Long-term obligations, less current portion ......          $    150,000

Stockholders' equity:

Preferred Stock, $.001 par value, 1,000,000 shares          $         --
authorized, none issued and outstanding

Common Stock, $.001 par value, 750,000,000 shares
authorized; issued and outstanding Common Stock,
actual 99,839,628shares ..........................          $     99,840

Additional paid in capital .......................          $ 10,161,110

Accumulated stockholders' deficit ................          $(10,663,797)

Total stockholders' equity (deficit) .............          $   (402,847)

         The number of shares of Common Stock referenced above excludes 12,000,000 shares of Common Stock issuable upon the conversion of outstanding warrants, exercisable at a prices ranging from $.03 to $.10 per share as of October 31, 2004, and excludes approximately 14,300,000 shares of Common Stock that may be issued in the future under its stock option and stock bonus plans.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                         CONDITION OR PLAN OF OPERATIONS

         You should read the following discussion and analysis in conjunction with our consolidated financial statements and related notes included elsewhere in the Prospectus. Except for historical information, the discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. The principal factors that could cause or contribute to differences in our actual results are discussed in the section titled "Risk Factors".

Management's Discussion and Analysis or Plan of Operation

         The following discussion of the Company's financial condition and results of operations should be read in connection with the Company's consolidated financial statements and notes thereto appearing elsewhere in this document. This discussion contains statements reflecting the opinions of management as well as forward-looking statements regarding the market and the Company that involve risk and uncertainty. These statements relate to expectations and concern matters that are not historical facts. Works such as "believes", "expects", "anticipates" and similar expressions used throughout this document indicate that forward-looking statements are being made.

         Although management of the Company believes that the expectations and opinions reflected in its forward-looking statements are reasonable, these statements are not guarantees of future performance. They are subject to risks, uncertainties and other factors that could cause actual performance to differ materially from projected results. Factors that could cause or contribute to differences between actual and projected results include, but are not limited to, the current lack of funding needed for working capital, debt repayment and capital investment, failure to attract management and staff, and lack of success in launching its proposed new products. Additional risk factors are disclosed elsewhere in this document.

         Power Technology, Inc. (the "Company"), a Nevada corporation, was incorporated on June 3, 1996.

         The Company is in the development stage of developing its batteries and other products. The Company is in the process of building its initial prototypes of its batteries, but has not commenced any commercial production or sales of batteries, pipeline connection equipment, or alloy sensors.

         Historically, the Company has used capital contributions from various stockholders to fund its operations. To this point, the Company has not had adequate funds to commercially produce, market and sell its batteries, pipeline connection equipment and alloy sensors.

         There are no assurances that the Company will be able to obtain a profitable level of operations.

Year Ended January 31, 2004 Compared to 2003

         The following table sets forth certain operating information regarding the Company:

                                            Year Ended            Year Ended
                                          January 31, 2004     January 31, 2003
                                            -----------           -----------
Revenues                                    $         0           $    25,000

General and administrative expense          $    58,878           $   286,037

Research and development                    $         0           $   144,894
Consulting fees                             $   254,200           $ 1,761,416
Net Loss                                    $  (322,246)          $(2,298,550)

Net Loss Per Share                          $      (.01)          $      (.08)

         REVENUES. Total revenues for fiscal years 2004 and 2003 were $0 and $25,000, respectively, as the operations of the Company continued to be focused on research and development. To date, the Company has not established any commercial products nor commenced any commercial production operations.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased from $286,037 in fiscal year 2003 to $58,878 during the fiscal year ended January 31, 2004, a decrease of approximately 79.4%. The principal reason for the decrease was the lack of research activities of the Company during fiscal 2004.

         RESEARCH AND DEVELOPMENT EXPENSES . Research and development expenses decreased from $144,894 in fiscal year 2003 to $ -0- during the fiscal year ended January 31, 2004, a decrease of 100%, as a result of the termination of all research activities during fiscal 20004.

         NET LOSS . The net loss of the Company decreased from $(2,298,550) during fiscal year 2003 compared to a net loss of $(322,246) during the fiscal year ended January 31, 2004, a decrease of approximately 85%. The decrease in the net loss of the Company is attributable primarily to a decrease in consulting fees paid by the Company during the fiscal year ended January 31, 2004, and its termination of research and development activities.

         CAPITAL RESOURCES . The Company's capital resources have been provided primarily by the sale of its Common Stock for cash of $30,000 for 1,207,500 shares of the Common Stock of the Company.

         WORKING CAPITAL AND LIQUIDITY. At January 31, 2004, the Company had negative working capital of approximately $290,780, compared to January 31, 2003 negative working capital in the amount of $956,729. The Company believes that it will be necessary to increase it working capital to continue its research and development activities which may be achieved by incurring additional indebtedness from stockholders or others (see Note 6) or by the sale of Common Stock or other securities of the Company.

         The ability of the Company to satisfy its obligations will depend in part upon its ability to successfully complete the offer and sale of additional shares of its Common Stock and in part upon its ability to reach a profitable level of operations.

         PLAN OF OPERATIONS. Because of the costs of development of its battery systems and other products, and the continuing costs of its battery prototype production, the Company expects that it will incur a loss during its fiscal year ending January 31, 2005.

         The Company believes that additional equity capital will be required to accomplish its plan of operations during the next 12 months. As a result, the Company is offering to sell its Common Stock to further capitalize the Company, and may also borrow from banks and others to the extent necessary to provide liquidity for its operations, although no arrangements for any additional borrowings have been made.

         The Company has maintained its research and development activities and the associated costs consistent with its plan of operations in order to develop its batteries and other products for proposed commercial production. However, the Company expects to continue the development of its batteries and other products to incorporate technical changes and improvements. In addition, as the Company establishes its marketing activities, the Company will incur additional operating and equipments costs.

Uncertainties:

         DEVELOPMENT STATE COMPANY. The Company is in the development stage. There is no assurance that the Company's activities will be profitable. The likelihood of the success of the Company must also be considered in light of the problems, expenses, difficulties, complications, delays and all of the inherent risks frequently encountered in the formation and operation of a relatively new business.

         GOING CONCERN. The financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time.

         At January 31, 2004, the Company had a deficit in working capital of ($290,780), a loss from operations for the year ended January 31, 2004, of $(322,246) and an accumulated deficit of $(9,101,298) since June 3, 1996, the date of inception of the Company.

         Management believes that current plans to expand the Company's operations and a combination of its financing and capital raising plans will provide sufficient working capital to allow the Company to continue as a going concern.

         COSTS OF CONDUCTING BUSINESS. The Company will be required to incur substantial costs for research and development and equipment, establishing production and marketing operations, and related costs. A substantial portion of those costs must be paid whether or not any of its batteries or other products prove to be commercially successful on a broad scale. The ability to generate a profit depends, among other factors, on the amount of equipment acquisition costs incurred, the amount of revenues from the sale of batteries and other products by the Company, and its operating costs.

         COMPETITION. The battery business is highly competitive. Companies in the industry have substantially greater financial, marketing, and technical resources than the Company. Further, the entry into this industry does not necessarily require a large capital expenditure and, accordingly, it can be expected that additional competitors may enter the industry in the future. It may be particularly difficult for a relatively small independent company to compete with larger companies which have significantly greater resources. There can be no assurance that the Company will be able to successfully compete if such an environment develops.

         TECHNOLOGICAL CHANGE. The Company expects that many new technologies and products will be introduced in the battery industry over the next several years. The Company's success will depend, among other things, on its ability to develop and maintain a competitive position technologically. There can be no assurance that the Company will have access to subsequently developed technology by other persons. Technological advances by a competitor may result in the Company's present or future products becoming noncompetitive or obsolete. The Company cannot be assured that competitors will not develop functionally similar or superior batteries, which event could have an adverse effect on the Company's business.

         CONTRACTS. The Company has no current contracts for the manufacture or sale of its batteries or other products, and has no back-log. There can be no assurance that the Company will be able to obtain sufficient and suitable contracts for its business plan.

         FLUCTUATIONS IN OPERATING RESULTS. The Company's revenues and results of operations may vary significantly in the future. The Company's revenues and results of operations are difficult to forecast and could be adversely affected by many factors, some of which are outside the control of the Company, including, among others, the expected relatively long sales and implementation cycles for the Company's products; the size and timing of individual license transactions and joint venture arrangements; seasonality of revenues; changes in the Company's operating expenses; changes in the mix of products sold; timing of introduction or enhancement of products by the Company or its competitors; market acceptance of new products; technological changes in technology; personnel changes and difficulties in attracting and retaining qualified sales, marketing, technical and consulting personnel; changes in customers' budgeting cycles; quality control of products sold; and economic conditions generally and in specific industry segments, particularly the automotive industry.

         There can be no assurance that the Company's products will achieve broad market acceptance or that the Company will be successful in marketing its products or enhancements thereto. In the event that the Company's current or future competitors release new products that have more advanced features, offer better performance or are more price competitive than the Company's products, demand for the Company's products would decline. A decline in demand for, or market acceptance of, the Company's batteries or other products as a result of competition, technological change, or other factors would have material adverse effects on the Company's business, financial condition and results of operations.

         RAW MATERIALS. The basic raw materials and components for the batteries and other products being developed by the Company are readily available. The Company does not expect to experience any significant delays in obtaining timely delivery of its materials and components.

         SEASONALITY. The Company does not expect to experience material seasonal variations in revenues or operating costs, except that sales activity for its batteries may increase in the summer and winter seasons which is expected to cause the operations of the Company to increase during such periods.

SIX MONTHS ENDED JULY 31, 2004 COMPARED WITH SIX MONTHS ENDED JULY 31, 2003 (UNAUDITED)

         The  following   table   (unaudited)   sets  forth  certain   operating
information regarding the Company:

--------------------------------------------------------------------------------------------
                                                               SIX MONTHS ENDED JULY 31,
                                                               -------------------------
                                                              2004                   2003
                                                           -----------           -----------
--------------------------------------------------------------------------------------------
Revenues ........................................          $         0           $         0
--------------------------------------------------------------------------------------------
General and administrative expenses .............          $   186,689           $    20,027
--------------------------------------------------------------------------------------------
Research and development ........................          $    24,366           $         0
--------------------------------------------------------------------------------------------
Stock-based consulting fees .....................          $   150,000           $         0
--------------------------------------------------------------------------------------------
Stock-based executive compensation ..............          $   621,254           $         0
--------------------------------------------------------------------------------------------
Stock-based Consulting fees - related party .....          $    22,500           $    97,700
--------------------------------------------------------------------------------------------
Stock-based patent legal fees ...................          $   152,000           $         0
--------------------------------------------------------------------------------------------
Net income (loss) ...............................          $(1,590,299)          $  (276,312)
--------------------------------------------------------------------------------------------
Net income (loss) per share .....................          $     (0.02)          $     (0.01)
--------------------------------------------------------------------------------------------

         REVENUES. The Company had no revenues during the first six months of 2004 and 2003, and is in the development stage.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately 930% to $186,689 in the six month period ended July 31, 2004, from $20,027 in 2003. This increase is principally attributable to increased year end audit fees; legal fees for filing patent applications in India, Canada, United States, Australia, Korea, Japan, China and The European Regional Patent office; patent litigation expenses; and additional SEC filing expenses.

         RESEARCH AND DEVELOPMENT COSTS. Research and development costs and expenses were $24,366 during the six months period ended July 31, 2004.

         CONSULTING FEES. Consulting fees incurred in the operations of the Company increased to $150,000 during the six month period ended July 31, 2004, from $ 0 during the six month period of 2003 as a result of payment to Seaway Trading, Inc. for services rendered and to be rendered pursuant to a two year contract.

         STOCK-BASED EXECUTIVE COMPENSATION. Executives of the Company received shares of common stock of the Company in lieu of accrued salary and repayment of expenses incurred on behalf of the Company which were valued at $621,254 during the six months ended July 31, 2004, compared to $20,027 during the first six month period of 2003.

         STOCK-BASED CONSULTING FEES - RELATED PARTY. The Company paid Lee A. Balak, a former director and the President of the Company, shares of common stock of the Company valued at $22,500 for his subsequent consulting services to the Company, compared to $97,700 during the first six month period of 2003.

         STOCK-BASED PATENT LEGAL FEES. The Company paid attorneys for the Company shares of common stock of the Company valued at $152,000 for their fees involving the patent dispute litigation filed by the Company regarding its battery technology. No shares of common stock were issued to attorneys during the first six month period of 2003.

         RESULTS OF OPERATIONS. The net loss of the Company increased to $(1,590,299) during the six month period ended July 31, 2004, as compared with a loss of $(276,312) during the same period of 2003, a decrease of approximately 576%, which was due primarily to increased year end audit fees; legal fees for filing patent applications in India, Canada, United States, Australia, Korea, Japan, China and The European Regional Patent office; patent litigation expenses; additional SEC filing expenses; additional research and development expenses; additional consulting fees; the market value of the shares of Company's $0.001 par value common stock issued to pay Lee A. Balak's fiscal year 2003 salary during fiscal year 2004; the market value of the shares of Company's $0.001 par value common stock issued to Bernard J. Walter pursuant to his employment contract; the market value of the shares of Company's $0.001 par value common stock issued to the Company's patent litigation counsel to prosecute the civil action described in Legal Proceedings, Item 1 of Part II, below.

THREE MONTHS ENDED JULY 31, 2004 COMPARED WITH THREE MONTHS ENDED JULY 31, 2003

         The  following   table   (unaudited)   sets  forth  certain   operating
information regarding the Company:

--------------------------------------------------------------------------------------------

                                                                THREE MONTHS ENDED JULY 31,
                                                              2004                  2003
                                                           ----------            -----------
--------------------------------------------------------------------------------------------
Revenues ........................................          $         0           $         0
--------------------------------------------------------------------------------------------
General and administrative expenses .............          $   186,589           $     5,035
--------------------------------------------------------------------------------------------
Research and development ........................          $    24,366           $         0
--------------------------------------------------------------------------------------------
Consulting fees .................................          $   150,000           $   156,500
--------------------------------------------------------------------------------------------
Stock-based executive compensation ..............          $   621,254           $         0
--------------------------------------------------------------------------------------------
Stock-based consulting fees .....................          $   174,200           $   156,500
--------------------------------------------------------------------------------------------
Stock-based consulting fees-related party .......          $         0           $     2,500
--------------------------------------------------------------------------------------------
Stock-based patent legal fees ...................          $   152,000           $         0
--------------------------------------------------------------------------------------------
Consulting Fees - related party .................          $         0           $     2,500
--------------------------------------------------------------------------------------------
Net income (loss) ...............................          $(1,363,506)          $  (165,081)
--------------------------------------------------------------------------------------------
Net income (loss) per share .....................          $     (0.02)          $     (0.00)
--------------------------------------------------------------------------------------------

         REVENUES. The Company had no revenues during the three months ended July 31, 2004 and 2003, and is in the development stage.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased approximately 4,131% to $213,055 in the three month period ended July 31, 2004 from $5,035 in 2003. This increase is principally attributable to legal fees for filing patent applications in India, Canada, United States, Australia, Korea, Japan, China and The European Regional Patent office; patent litigation expenses; additional SEC filing expenses; additional research expenses; and additional consulting fees.

         RESEARCH AND DEVELOPMENT COSTS. Research and development costs and expenses were $24,366 during the three month period ended July 31, 2004 and $ 0 during the three month period ended July 31, 2003.

         CONSULTING FEES. Consulting fees incurred in the operations of the Company increased to $150,000 during the three month period ended July 31, 2004 from $ 0 during the three month period ended July 31, 2003.

         STOCK-BASED EXECUTIVE COMPENSATION. Executives of the Company received shares of common stock of the Company in lieu of accrued salary and repayment of expenses incurred on behalf of the Company which were valued at $621,254 during the six months ended July 31, 2004, compared to $ 0 during the first six month period of 2003.

         STOCK-BASED CONSULTING FEES - RELATED PARTY. The Company issued no shares of common stock of the Company for consulting services to the Company by related parties during the six months ended July 31, 2004, compared to $2,500 during the first six month period ended July 31, 2003.

         STOCK-BASED PATENT LEGAL FEES. The Company did not issue attorneys for the Company any shares of common stock of the Company for their fees involving the patent dispute litigation filed by the Company regarding its battery technology. No shares of common stock were issued to attorneys during three month period ended July 31, 2003.

         RESULTS OF OPERATIONS. The net loss of the Company increased to $(1,363,506) during the three month period ended July 31, 2004, as compared with a loss of $(165,081) during the same period of 2003, which was due primarily to legal fees for filing patent applications in India, Canada, United States, Australia, Korea, Japan, China and The European Regional Patent office; patent litigation expenses; additional SEC filing expenses; additional research and development expenses; additional consulting fees; the market value of the shares of Company's $0.001 par value common stock issued to pay Lee A. Balak's fiscal year 2003 salary during fiscal year 2004; the market value of the shares of Company's $0.001 par value common stock issued to Bernard J. Walter pursuant to his employment contract; the market value of the shares of Company's $0.001 par value common stock issued to the Company's patent litigation counsel to prosecute the civil action described in Legal Proceedings, Item 1 of Part II, below.

         CASH  FLOWS.   The  following   summary  table   (unaudited)   presents
comparative cash flows of the Company for the periods indicated.


----------------------------------------------------------------------------------------
                                                               SIX MONTHS ENDED JULY 31,
                                                           -----------------------------
                                                              2004               2003
                                                           ---------           ---------
----------------------------------------------------------------------------------------
Net cash used in operating activities ...........          $(238,982)          $ (19,895)
----------------------------------------------------------------------------------------
Net cash used in investing activities ...........          $       0           $       0
----------------------------------------------------------------------------------------
Net cash provided by financing activities .......          $   5,732           $     105
----------------------------------------------------------------------------------------

Accounting principles require the Company to include in the $(238,982) net cash used in operations for the second quarter, the $150,000.00 consulting fees due in the future to SeaWay Trading, Inc. This amount is also contained on the balance sheet listed as a liability - long term debt.

         LIQUIDITY AND CAPITAL RESOURCES. The Company's capital resources have historically been provided by the sale of its Common Stock, the exercise of warrants and options, and by short term loans.

         At July 31, 2004, the Company had current assets of $5,945 and current liabilities of $308,307, resulting in a working capital deficit of $302,362.

         Net cash used in operating activities increased to $(238,982) for the six months ended July 31, 2004, from $(19,895) for the six months ended July 31, 2003, a difference of $(219,087). The1200% increase in net cash used in operating activities was primarily attributable to the inclusion in this category, as required by accounting principles, of the $150,000.00 consulting fees due in the future to SeaWay Trading, Inc., as well as increased legal fees for filing patent applications in India, Canada, United States, Australia, Korea, Japan, China and The European Regional Patent office; patent litigation expenses; and additional SEC filing expenses.

         GOING CONCERN. Because of lack of revenues and the negative working capital of the Company, the Notes to the financial statements (Note 2) expresses the issue of whether or not the Company has the ability to continue as a going concern.

         COSTS OF CONDUCTING BUSINESS. The Company will be required to incur substantial costs for research and development and equipment, establishing production and marketing operations, and related costs. A substantial portion of those costs must be paid whether or not any of its batteries or other products prove to be commercially successful on a broad scale. The ability to generate a profit depends, among other factors, on the amount of equipment acquisition costs incurred, the amount of revenues from the sale of batteries and other products by the Company, and its operating costs.

         COMPETITION. The battery business is highly competitive. Companies in the industry have substantially greater financial, marketing, and technical resources than the Company. Further, the entry into this industry does not necessarily require a large capital expenditure and, accordingly, it can be expected that additional competitors may enter the industry in the future. It may be particularly difficult for a relatively small independent company to compete with larger companies which have significantly greater resources. There can be no assurance that the Company will be able to successfully compete if such an environment develops.

         TECHNOLOGICAL CHANGE. The Company expects that many new technologies and products will be introduced in the battery industry over the next several years. The Company's success will depend, among other things, on its ability to develop and maintain a competitive position technologically. There can be no assurance that the Company will have access to subsequently developed technology by other persons. Technological advances by a competitor may result in the Company's present or future products becoming noncompetitive or obsolete. The Company cannot be assured that competitors will not develop functionally similar or superior batteries, which event could have an adverse effect on the Company's business.

         CONTRACTS. The Company has no current contracts for the manufacture or sale of its batteries or other products, and has no back-log. There can be no assurance that the Company will be able to obtain sufficient and suitable contracts for its business plan.

         FLUCTUATIONS IN OPERATING RESULTS. The Company's revenues and results of operations may vary significantly in the future. The Company's revenues and results of operations are difficult to forecast and could be adversely affected by many factors, some of which are outside the control of the Company, including, among others, the expected relatively long sales and implementation cycles for the Company's products; the size and timing of individual license transactions and joint venture arrangements; seasonality of revenues; changes in the Company's operating expenses; changes in the mix of products sold; timing of introduction or enhancement of products by the Company or its competitors; market acceptance of new products; technological changes in technology; personnel changes and difficulties in attracting and retaining qualified sales, marketing, technical and consulting personnel; changes in customers' budgeting cycles; quality control of products sold; and economic conditions generally and in specific industry segments, particularly the automotive industry.

         There can be no assurance that the Company's products will achieve broad market acceptance or that the Company will be successful in marketing its products or enhancements thereto. In the event that the Company's current or future competitors release new products that have more advanced features, offer better performance or are more price competitive than the Company's products, demand for the Company's products would decline. A decline in demand for, or market acceptance of, the Company's batteries or other products as a result of competition, technological change, or other factors would have material adverse effects on the Company's business, financial condition and results of operations.

         RAW MATERIALS. The basic raw materials and components for the batteries and other products being developed by the Company are readily available. The Company does not expect to experience any significant delays in obtaining timely delivery of its materials and components.

         SEASONALITY. he Company does not expect to experience material seasonal variations in revenues or operating costs, except that sales activity for its batteries may increase in the summer and winter seasons which is expected to cause the operations of the Company to increase during such periods.

Significant Accounting Estimates and Policies

         The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the saleability and recoverability of inventory, income taxes and contingencies. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We must make estimates of the collectability of accounts receivable. We analyze historical write-offs, changes in our internal credit policies and customer concentrations when evaluating the adequacy of our allowance for doubtful accounts. Differences may result in the amount and timing of expenses for any period if we make different judgments or use difference estimates.

         As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes. This process involves estimating our current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income, and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent that we establish a valuation allowance or increase this allowance in a period, we must include a tax provision or reduce our tax benefit in the statements of operations. We use our judgment to determine our provision or benefit for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. We believe, based on a number of factors including historical operating losses, that we will not realize the future benefits of a significant portion of our net deferred tax assets and we have accordingly provided a full valuation allowance against our deferred tax assets. However, various factors may cause those assumptions to change in the near term.

         We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

         We have determined the significant principles by considering accounting policies that involve the most complex or subjective decisions or assessments. Our most significant accounting policies are those related to revenue recognition and accounting for stock-based compensation.

         Revenue Recognition. Our revenue recognition policies are based on the requirements of SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

         Accounting for Stock-Based Compensation. We have elected to apply the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. In accordance with the provisions of SFAS 123, we apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and will use related interpretations in accounting for stock option plans. We account for stock issued to non-employees in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services. Generally, under APB 25, if the option exercise price for a fixed award to an employee is equal to the fair value of the common stock at the date of the grant of the stock option, no compensation expense is recorded. Under SFAS 123 and EITF 96-18, the amount of compensation expense that is recorded is based on an option pricing model which incorporates such factors as the expected volatility of future movements in the price of the underlying stock, risk-free interest rates, the term of the options and any dividends expected to be paid. As a result, under SFAS 123 and EITF 96-18, we would generally expect to record a greater amount of compensation expense than under APB 25.

         Segment Reporting. We have adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS 131 requires companies to disclose certain information about reportable segments. Based on the criteria within SFAS 131, we have determined that we currently have one reportable segment, telecommunications systems and related services.

                                    BUSINESS

DESCRIPTION OF BUSINESS.

         Power Technology, Inc. (the "Company"), a Nevada corporation, was incorporated on June 3, 1996. The Company is a research and development company. It is presently engaged in research and development activities regarding (1) batteries for the automotive and electric car industries, (2) electronic sensors, and (3) pipeline connection technology.

BATTERIES

         The primary business of the Company has been to develop improved technology for batteries to be used in the automotive and electric car industry, and other uses. Its battery technology has passed from the "proof of principle" stage to the "preliminary prototype" stage of development.

         The goal of the Company has been the development of batteries that (I) are lighter than conventional car batteries, (ii) have a higher charge/ quicker recharge rate, (iii) provide greater range, (iv) will be more cost effective, and (v) will be more environmentally friendly.

         Electric cars currently being produced have battery packs that last between 25,000 and 30,00 miles, weigh about 1,100 pounds, require a two to eight hour recharge period using a 220-volt outlet (or six to ten hours using a 110-volt outlet) and cost about $3,000 to $20,000 to replace. These operating and recharge statistics only apply to electric cars or batteries operating at room temperature. At higher temperatures, like those found on sun-soaked asphalt highways (approximately 50% of North America), battery life of conventional batteries is drastically diminished. At lower temperatures (the other half of North America), there is power loss in conventional batteries. Using today's state-of-the-art technology, electric vehicles will run on lead-acid batteries and carry two people about 50 miles on a hot day.

         The Company intends to continue its development efforts to be funded in part through licensees and industrial joint venture partners in order to broaden and build upon its products and technological base.

         The Company recognizes the need to protect its technology and has a patent pending covering its battery structure and materials.

         The importance of electric vehicles in the United States and abroad has increased because of concerns regarding air pollution, global climactic changes, ozone layer depletion, noise abatement, the price of gasoline, and dependence on imported oil. However, because of the costs and limited range of currently available batteries, the production and sales of electric vehicles has been very limited. There appears to be substantial demand for a high power, durable, high charge/discharge rate battery for electric cars and other hybrid electric vehicles (such as two and three wheeled vehicles that are numerous in Europe and third world countries).

         The Company's future business prospects are substantially dependent upon the ability of the Company, its joint venture partners and licensees to develop, manufacture and sell products based on the Company's battery technologies. Additional development efforts will be required before products based on the Company's technologies can be manufactured and sold commercially. There can be no assurance that certain products based on the Company's technologies can be manufactured cost effectively on a commercial scale, that such products will gain market acceptance or that competing products and technologies will not render products based on the Company's technologies obsolete or noncompetitive.

         In certain fields, the Company may enter into licensing or joint venture agreements with established companies. Any revenues or profits which may be derived by the Company from these arrangements will be substantially dependent upon the willingness and ability of the Company's licensees and joint venture partners to devote their financial resources and manufacturing and marketing capabilities to commercialize products based on the Company's technologies.

         The Company's ability to compete effectively with other companies will depend, in part, on its ability to protect and maintain the proprietary nature of its technology. There can be no assurance that the Company's patents or other proprietary rights will be determined to be valid or enforceable if challenged in court or administrative proceedings or that the Company's patents or other proprietary rights, even if determined to be valid, will be broad enough in scope to enable the Company to prevent third parties from producing products using similar technologies or processes. There can also be no assurance that the Company will not become involved in disputes with respect to the patents or proprietary rights of third parties.

BATTERY TECHNOLOGY

         The battery being developed by the Company is an electrochemical battery of the type having a positive plate, a negative plate, an electrolyte contacting and bridging the plates, and a transducer in contact with the plate(s) to apply electronic energy to the plate(s). Each plate is comprised of a rigid metal structure which significantly increases the exposed surface area of the plates for the electrolyte to be in contact. The metal structure of the plates are specially coated with an electrically conductive metal.

         Electrochemical batteries typically include a pair of oppositely charged plates (positive and negative) with electrolyte to convey ions from one plate to the other when the circuit is completed. This is a well developed technology, typically utilizing a lead-acid electrolyte which is more expensive, more volatile, and environmentally unfavorable than the Company's battery technology.

         Because the capability of a battery is directly related to the surface area of its plates which is in contact with electrolyte, their capability is usually enhanced by sculpting their surfaces to increase and open up their surface areas. The technology of the Company further increases the surface areas of the plates without compromising their strength or resistence to vibration, erosion and loss of material. Because the Company's plates can be placed closer together due to their rigidity, the size of the battery and the amount of required electrolyte is significantly reduced. For this reason, it also increases the power density for both the weight and size of the battery.

         The physical movement of electrolyte at the interface of the plates is increased which materially enhances the ion migration and transfer between the plates. Stagnation of electrolyte at the plates of conventional batteries is a problem because it inhibits the transfer and migration of ions between the plates, commonly known as ion depletion.

PROTOTYPE BATTERIES

         The Company is in the process of producing preliminary prototype versions of its battery that will be built and tested in a variety of configurations. Preliminary testing by the Company indicates that various configurations of the battery meet or exceed some of the performance goals established by major governmental and industry groups for electric vehicle batteries. The Company also believes its battery has a number of applications other than electric vehicles, such as hybrid powered vehicles, portable power tools, electric power management, uninterruptible power and for starting, lighting and ignition ("SLI") batteries for automobiles, aircraft and marine craft. The Company is designing various prototype batteries for such applications.

            GLOSSARY OF TECHNICAL TERMS. Certain technical terms used herein have the following meanings:

            Cycle Life - the number of times a rechargeable battery can be charged and discharged.

            Electrode (battery) - the chemically active portions of a battery.

            Energy Density - the amount of energy stored in a specific volume or weight.

            EV (Electric Vehicle) - a vehicle propelled exclusively by an electric drive system powered by an electrochemical energy storage device, typically a rechargeable battery.

            HEV (Hybrid Electric Vehicle) - a vehicle that is propelled both by an electrochemical energy storage device coupled to an electric drive and an auxiliary power unit powered by a conventional fuel such as reformulated gasoline, direct injection diesel or compressed natural gas.

            Hydrides - solid materials that store hydrogen.

            Power Density - the amount of power a battery can delivery per unit volume or weight.

BATTERY COMPETITION

         The market for batteries and other proposed products of the Company is highly competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. The Company's proposed battery products are targeted at an emerging market of electric powered automobiles and other vehicles, and the Company's competitors offer a variety of products and services to address this market. Further, the Company currently faces direct and indirect competition from traditional batteries.

         The battery industry is mature, well-established and highly competitive. The industry is characterized by a few major domestic and foreign producers including Exide, Delphi, A.C. Delco, Johnson Controls, Inc., GNB, Electrosource, Inc., Energy Conversion Devices, Inc., Hawker and Yuasa, all of which have substantially greater financial resources than the Company. Accordingly, the Company's ability to succeed in this market depends upon its ability to demonstrate superior performance and cost attributes of its technology. The Company has historically concentrated its activities in the electric vehicle segment of the market with a view to demonstrating improved energy to weight and longer battery life in comparison to traditional lead-acid batteries. The principal competitors of the Company in the electric vehicle market have directed their efforts to other battery types, such as nickel-cadmium, nickel-metal hydride, nickel-iron and sodium-sulfur batteries, rather than lead-acid formulations, although at least one major automobile manufacturer and one major battery company are known to have research and development projects underway to develop lead-acid batteries for electric vehicles.

         In the future, because there are relatively low barriers to entry in the battery industry, the Company could experience additional competition from other established or emerging companies as the market continues to develop and expand. Many potential competitors may have well-established relationships with the Company's potential customers, have extensive knowledge of the industry, better name recognition and significantly greater financial, technical, sales, marketing and other resources and are capable of offering batteries which have multiple applications. It is also possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. The Company also expects that competition will increase as a result of industry consolidations. The Company's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their battery products.

         Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could adversely affect the Company's business, financial condition or results of operations. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressure will not adversely affect its business, financial condition or results of operations.

         The Company believes that the principal competitive factors affecting its market include features such as functionality, weight, adaptability, ease of use, product reputation, quality, price, performance, customer service and support, effectiveness of sales and marketing efforts and company reputation. Although the Company believes that it will compete favorably with respect to such factors, there can be no assurance that the Company can establish a competitive position against current and potential competitors, especially those with greater financial, marketing, service, support, technical and other resources than the Company.

PIPELINE CONNECTION TECHNOLOGY

         The Company has conducted research and development operations regarding its patented pipeline connection technology. The Company has been developing equipment designed to join large diameter pipe utilizing magnetic pulse methods, a cold form method joining a metal sleeve around the ends of two abutting pipes.

         A hinged magnetic work coil developed by the Company is clamped around the sleeve joining two pipes to produce a ringed shaped crimping force forcing a uniform joint with uniform stress distributions. The pipes may have annular grooved ends, grooved to approximately 1/3 of its depth, to be gripped by the grooves of the sleeve. A pressure sensitive adhesive may be applied to the pipe ends to improve the performance and seal of the splice. When the magnetic pulse is applied by the equipment, it instantly crushes the sleeve onto the pipe and into the shallow grooves milled into the pipe ends, which improves its pullout resistence.

         This pipeline connection technology is particularly useful for joining oil and gas pipelines, oil and gas well casings, and other large pipe connections such as those at refineries, chemical plants and other industrial operations. Because arc welding or other forms of extreme heat are hazardous, which are avoided by the Company's technology, there are substantial advantages in safety, avoidance of property damage, and avoidance of microcracks that can form splits and rupture under stress. The cold magnetic impulse method creates a uniform joint connection between pipes. The process is significantly faster than arc welding, requires less operator skill than welding, and avoids costly and complicated post-welding inspections. The magnetic impulse method also has the advantage that it can be performed in the field in any weather condition.

         The Company's pipeline connection technology is based upon the principle that whenever a rapidly changing magnetic flux cuts across a conductive material, such as the grooved sleeve to be used by the Company, a current is induced in the material. The current is proportional to the initial intensity and time rate of change of the magnetic flux. The induced current creates an associated magnetic field of such polarity as to oppose the magnetic field producing the current, creating very significant forces of repulsion. This effect is commonly called "Lenz's Law of Repulsion". This repulsion force of the Company's work coil pinches the conductive sleeve around the pipes.

ALLOY SENSOR TECHNOLOGY

         The Company has conducted research and development operations regarding its patented alloy sensor technology.

         The Company has been developing its alloy sensor technology as a permanently installed water detection device to check for the presence of water in storage tanks, fuel tanks and other systems. The alloy sensor is mounted on a valve socket that is connected to a meter. A plug inserted into the valve permits periodic inspection and reads the meter. Only a short time is necessary to check a number of fuel tanks, for example by the use of the plug and single ammeter without opening a drain valve (unless it is necessary to drain detected water out of the tank).

         The alloy sensors of the Company provides positive detection of water wherever needed and can be connected to a flow system or moisture alarms to detect leaks.

RESEARCH AND DEVELOPMENT

         Research and development efforts are directed at improving the performance and expanding the capabilities of its prospective products. Although the Company expects that certain of its products will be developed internally, the Company may, based on timing and cost considerations, acquire technology and products from third parties or retain consultants.

         There can be no assurance that the Company will be successful in developing or marketing product enhancements or new products that respond to technological change or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or that its new products or enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new products or enhancements, the Company's business, financial condition or results of operations will be adversely affected.

PROPRIETARY RIGHTS AND LICENSING

         The Company's success is dependent upon proprietary technology. The Company will rely primarily on a combination of patents, trade secrets, confidentiality procedures and contractual provisions with its employees, consultants and business partners and in its license agreements to protect its proprietary rights. In addition to its patents, the Company seeks to protect its products, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to reverse engineer or otherwise copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. While the Company is not aware that any of its products infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not claim infringement by the Company with respect to current or future products.

EMPLOYEES

         As of October 31, 2004, the Company had one full-time employee and five consultants. Of the total, one was engaged in product research and development, and five were in finance and administration. None of the Company's employees is represented by a labor union with respect to his or her employment by the Company. The Company has experienced no organized work stoppages and believes its relationship with its employees is good. The Company believes that its future success will also depend to a significant extent upon its ability to attract, train and retain highly skilled technical, management, sales, marketing and consulting personnel. Competition for such personnel in the industry in the United States is intense. There can be no assurance that the Company will be successful in attracting or retaining such personnel, and the failure to attract or retain such personnel could have a material adverse effect on the Company's business or results of operations.

LEGAL PROCEEDINGS

         The Company filed a civil action against Mr. Alvin A. Snaper, a former director and officer of the Company, and against Neo-Dyne Research, Inc.
("Neo-Dyne"), his research and development company, based upon allegations of breach of fiduciary relationship and breach of contract, and seeking an injunction, declaratory relief and the turnover of Company property. Mr. Snaper and Neo-Dyne filed an answer and asserted counterclaims alleging fraud and misrepresentation, breach of contract, and intentional interference with prospective economic advantage, and seeking an injunction and declaratory relief. The litigation involves the ownership and rights to the battery technology and patent rights of the Company. Because the principal business operations of the Company has involved research and development of its battery technology, the rights to continue its research and development activities regarding batteries and its rights to license and market such technology is critically important to the Company and its future business operations. The litigation is in the discovery stage and it is not reasonably possible to fully evaluate and predict the outcome of such litigation which is expected to go to trial during January 2005.

BANKING ARRANGEMENTS

         The Company has no banking arrangements for a line of credit or other borrowings to finance the Company. The Company intends to rely primarily upon equity financing and joint ventures to finance its operations.

                              SELLING STOCKHOLDERS

         The  following  table  presents   information   regarding  the  selling
stockholders based upon information furnished by them.

         In accordance with various agreements, we have agreed with the selling stockholders to register shares of Common Stock presently owned by them and to be acquired by them. We also agreed to use our best efforts to keep the registration statement effective until all the shares of Common Stock are sold. Our registration of the shares does not necessarily mean that the selling stockholders will sell all or any of the shares.

         The shares offered by this Prospectus may be offered from time to time by the stockholders listed in the following table. Each selling stockholder will determine the number of shares to be sold and the timing of the sales. Because the selling stockholders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling stockholders after such offering can be provided, and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold.

                                                   Before the Offering
                                        ----------------------------------------
                                        Total Number of        Number of Shares
                                        Shares of Common       of Common Stock
Name of Beneficial Owner                Stock Presently Held   to be Offered
--------------------------------        --------------------   -----------------
Cornell Capital Partners, L.P.              8,849,558          201,849,558

Newbridge Securities Corporation                    0              333,333

DISTRIBUTION AGREEMENT BETWEEN THE COMPANY AND CORNELL CAPITAL PARTNERS, L.P.

         On  August  27,  2004,  the  Company  entered  into  a  Standby  Equity
Distribution Agreement (the "Agreement") with Cornell Capital Partners, L.P.("Cornell"), which entitles the Company to issue and sell its Common Stock to Cornell up to an aggregate of $5,000,000 from time to time during a certain period beginning on the effective date of this Prospectus pursuant to certain conditions set forth in the Agreement. Each election by the Company to sell stock to Cornell is referred to as a "commitment right".

         In order to invoke a commitment right, the Company must have an effective registration statement on file with the U.S. Securities and Exchange Commission (the "SEC")registering the resale of the shares of Common Stock that may be issued as a consequence of the exercise of the commitment right. Once an effective registration statement is on file with the SEC, the Company may deliver an initial draw down letter to the purchaser and the transaction shall close within seven days of that delivery. Additionally, certain conditions set forth in the investment agreement must be met at to the volume and price of the Company's Common Stock.

         There  are  certain   conditions  to  the  Company's  and   purchaser's
obligations to carry out the transactions contemplated by the Agreement and those conditions include:

            (a) Cornell shall furnish the Company with certified copies of all necessary actions on its behalf approving its execution, delivery and performance of the Agreement;

            (b) All representations and warranties of the purchaser contained in the Agreement shall be true and correct in all material aspects at the time of the closing and the purchaser shall perform and satisfy in all material respects all covenants and agreements required by the Agreement to be performed and satisfied to Cornell at or prior to the closing;

            (c) As of the closing date no suit, action or other proceeding shall pending or threatened before any governmental authority seeking to restrain the Company or prohibit the closing or seeking damages against the Company as the result of the consummation of the Agreement.

         The conditions set forth above must be satisfied or must be waived by the parties before the put may be effected.

         The Company has undertaken and made certain representations to Cornell in connection with the execution of the Agreement and those representations must still be true and correct at the time that the put in effectuated in order for Cornell to be required to purchase the stock. Those representations include:

            (a)   That the Company is duly organized and in good standing;

            (b) The Company has the requisite corporate power and authority to enter into and perform the agreement and it constitutes a valid and binding obligation of the Company ;

            (c) Except as disclosed in the SEC Documents, as of the execution of the Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements other than on Form S-8 and
                  (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement);

            (d) All shares of the Company's Common Stock and which are outstanding have been duly authorized and validly issued in compliance with all applicable state and federal laws;

            (e) Performance of the Agreement by the Company and the consummation by the Company will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect;

            (f) As of their respective dates, the financial statements of the Company disclosed in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (g) The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

            (h) Except for matters described in the SEC Documents and/or the Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company's business, properties, prospects, financial condition or results of operations.

            (i) Except as disclosed in the SEC Documents, the Company owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business.

            (j) Neither the Company nor any of its subsidiaries is involved in any labor dispute and the Company believe that their relations with their employees are good.

            (k) The Company is (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval

            (l) The Company has good and marketable title to its properties and assets and those have not been unreasonably or unusually impaired, as set forth in the Agreement;

            (m) Except as set forth in the SEC documents, the Company has appropriate legal rights to all of its intellectual property and proprietary information and those have not been challenged or infringed upon since the execution of the Agreement;

            (n) Except as set forth in the SEC documents, there is no significant litigation pending against the Company as set forth in the Agreement;

            (o) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (p)   The Company has timely filed all tax returns;

            (q) The Company is not obligated to offer the securities offered on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties;

            (r) Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee; and

            (s) The Company has provided Cornell all information and full disclosure necessary as set forth in the Agreement, and the Company has complied with all SEC reports to the best of the Company's knowledge and the Company's Common Stock is currently listed on the NASD OTC bulletin board and satisfies all requirements for continuation of such listing.

         Additionally, numerous requirements are set forth with the Company may assert relating to Cornell's representations and warranties as set forth in detail in the Agreement.

         None of the selling stockholders has had a material relationship with our Company or any of our affiliates within the past three years other than as a result of the ownership of the securities of the Company as a result of entering into the Standby Equity Distribution Agreement and Registration Rights Agreement with Cornell dated August 27, 2004.

         We have agreed to bear all expenses (other than broker discounts and commissions, if any) in connection with the registration of the securities of the Company.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that, prior to the date of this Prospectus, they have not made any agreement or arrangement with any underwriters, brokers or dealers regarding the distribution and resale of the securities. If we are notified by a selling stockholder that any material arrangement has been entered into with an underwriter for the sale of the securities, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate:

            *     the name of the participating underwriter;

            *     the number of securities involved;

            * the price at which the securities are sold, the commissions paid or discounts or concessions allowed to such underwriter; and

            *     other facts material to the transaction

         We expect that the selling stockholders will sell their securities covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also expect the selling stockholders to sell their shares of Common Stock through private sales. The selling stockholders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling stockholders and any broker-dealers that participate with the selling stockholders in the distribution of the securities may be deemed to be underwriters and commissions received by them and any profit on the resale of the securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling stockholders will sell any or all of the securities offered by them hereunder.

         Sales of the shares of Common Stock on the over-the-counter bulletin board or other trading system may be made by means of one or more of the following:

            * a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

            * purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and

            * ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

         The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares at less than market prices may depress the market price of our Common Stock. Moreover, the selling stockholders are not restricted as to the number of shares which may be sold at any one time.

         Under the securities laws of certain states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $60,000.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Common Stock of the Company while such selling stockholders are distributing shares covered by this Prospectus. The selling stockholders are advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commissions.

                                   MANAGEMENT

DIRECTORS,  EXECUTIVE OFFICERS,  PROMOTERS AND CONTROL PERSONS;  COMPLIANCE WITH
SECTION 16(a) OF THE EXCHANGE ACT.

DIRECTORS AND OFFICERS

         The present directors and officers of the Company are as follows:

 Name(1)(2)               Age     Position
 ---------------         ------   -------------------------------------------
 Bernard J. Walter        56      Director, President, Treasurer and Secretary
 F. Bryson Farrill        76      Director
 Hugo P. Pomrehn, Ph.D.   65      Director

----------

(1) The Company presently has no executive committee, nominating committee or audit committee of the Board of Directors.

(2) The officers of the Company hold office until their successors are elected and qualified, or until their death, resignation or removal.

The background and principal occupations of each director and officer of the Company are as follows:

         Mr. Walter became a director of the Company effective July 1, 2004 to fill the vacancy on the Board of Directors created by the resignation of Lee A. Balak. Effective July 6, 2004, Mr. Walter executed an employment agreement with the Company, and the Board of Directors appointed Mr. Walter to be the Chief Executive Officer, President, Treasurer and Secretary of the Company. From 2000 to the present, he has been the General Counsel and a business and technical consultant to LFF Systems, Inc. From 2000 to the present, Mr. Walter has also been a director, Vice President and General Counsel to E-Simulation, Inc. From 1973 to the present, Mr. Walter has been a practicing attorney in the State of Texas. Mr. Walter graduated from the University of St. Thomas with a B.A. degree in 1970, and graduated from the University of Houston Law Center with a J.D. degree in 1973.

         Mr. Farrill became a director of the Company on October 25, 1999. From 1990 to the present, Mr. Farrill has been a financial consultant to high technology companies and other companies. Mr. Farrill is a director of Future link Distributing, Inc., Devine Entertainment, and Daner Partnership. From 1968 to 1964, he was the President and Chairman of McLeod Young Weir International, a brokerage firm until it was acquired by Scotia Capital Markets. From 1962 to 1979, he was employed by McCleod Young Weir Ltd in Toronto, and was a director and member of its executive committee from 1964 to 1989. Mr. Farrill received a B.A. decree in political science and economics from the University of Toronto in 1951.

         Dr. Pomrehn became a director of the Company during July 1998. Dr. Pomrehn is the Chairman of the Board and a director of Stayhealthy Incorporated, a closely held health products company. From November 1997 to August 1999, he was the Executive Vice President of Special Projects of American Technologies Group, Inc. ("ATG"), a public company engaged in research and development activities; and has been a consultant to ATG since August 1999 to the present. Dr. Pomrehn previously served as President, Chief Operating Officer, Vice Chairman and a director of ATG from April 1995 to November 1997. He was appointed as Under Secretary of Energy by President George Bush in 1992. He was employed by Bechtel Corporation from 1967 to 1992, and was a Vice President and Manager of its Los Angeles regional office from 1990 to 1992. Dr. Pomrehn graduated from the University of Southern California with a bachelor of science degree in mechanical engineering in 1960; received a masters degree in mechanical engineering from George Washington University in 1965; received a masters degree in industrial engineering from the University of Southern California in 1969; and received a doctorate in engineering from the University of Southern California in 1975. Dr. Pomrehn is a member of the American Nuclear Society and American Society of Mechanical Engineers, and is a registered professional mechanical and nuclear engineer in the State of California.

Employment Agreement

         The Company entered into an Employment Agreement with Mr. Bernard J. Walter effective July 1, 2004 which terminates on December 31, 2009, and may be extended by the Company annually thereafter. The Agreement provides for a base salary for 2004 of $90,000, $120,000 for 2005, and $180,000 per annum for 2006 through 2009, with annual increases of five per cent or greater if set by the compensation committee of the Company. The Agreement also provides for incentive bonuses based upon performance criteria to be determined at the beginning of each year for each applicable annual period by the compensation committee. Mr. Walter became entitled to receive 7,500,000 shares of the restricted Common Stock of the Company which is restricted from sale for a period of three years. His shares of Common Stock are to be non-dilutive and are not subject to any reverse stock split of the Commmon Stock of the Company. The Agreement also has customary provisions regarding an automobile allowance, participation in benefits plans, life insurance and other terms.

Change in Management

         Effective June 30, 2004, Mr. Lee A. Balak resigned as a director and as the President, Treasurer and Secretary of the Company. The Company has entered into a consulting agreement with Mr. Balak The consulting agreement is for a term of six months and is renewable by the Company for periods of six months. The consulting gee is $5,000 per month and provides for reimbursement of expenses. The agreement provides that Mr. Balak can sell any shares of his Common Stock for initial six months of the agreement without the permission of the Board of Directors, and any sales thereafter shall be limited to 500,000 shares of the Common Stock of the Company during any six month period if the agreement is renewed.

         Effective July 1, 2004, Mr. Bernard J. Walter was appointed as a director of the Company to fill the vacancy on the Board of Directors created by the resignation of Lee A. Balak. Effective July 6, 2004, Mr. Walter executed an employment agreement with the Company, and the Board of Directors appointed Mr. Walter to be the Chief Executive Officer, President, Treasurer and Secretary of the Company.

         As a result of this change in the management of the Company, the Board of Directors authorized a change in the location of the principal executive office of the Company from Lions Bay, B.C., Canada to 1770 St. James Place, Suite 115, Houston, Texas 77056.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based on its review of the copies of such forms received by it, the Company believes that during the year ended January 31, 2004, and through the date of this Prospectus all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder other than Lee A. Balak, the President and a director of the Company) were complied with, except that certain Form 4 Reports were filed late.

ITEM 10.    EXECUTIVE COMPENSATION

         The following table sets forth the total cash compensation, paid or accrued, by the Company during its fiscal year ended January 31, 2004, to each executive officer and all executive officers as a group for services in all capacities to the Company.


                                                             Cash Compensation (1)(2)
                                                             ANNUAL           BONUS       STOCK COMPENSATION (4)
                                                            -------          -------      ----------------------
Lee A. Balak .....................................          $45,000          $     0          $83,651
Bernard J. Walter ................................          $     0          $     0          $     0

All executive officers as a group
(including above 2 persons) ......................          $45,000          $     0          $83,651


----------------------------

(1) Personal benefits received by the Company's executive officers are valued below the levels which would otherwise require disclosure under the rules of the U.S. Securities and Exchange Commission.
(2) The Company does not currently provide any contingent or deferred forms of compensation arrangements, annuities, pension or retirement benefits to its directors, officers or employees.
(3) Represents the issuance of shares of Common Stock that were awarded by the Board of Directors as compensation, in lieu of salary and cash bonuses.

COMMITTEES OF THE BOARD OF DIRECTORS

STOCK PLAN COMMITTEES

         A Stock Plan Committee of the Board of Directors administers the Company's stock option, SAR and stock bonus plans. Mr. Bernard J. Walter and Hugo P. Pomrehn serve as members of the Committee.

OTHER COMMITTEES

         The Company does not have an audit committee, compensation committee, nominating committee, an executive committee of the Board of Directors, or any other committees. However, the Board of Directors may establish various committees in the future.

BENEFIT PLANS

         The Company does not have any pension plan, profit sharing plan, or similar plans for the benefit of its officers, directors or employees. However, the Company may establish such plans in the future.

BOARD COMPENSATION

         Each non-employee director will receive $500 for each Board meeting attended, and for each committee meeting attended on days other than those on which the Board meets, and will receive reimbursement of travel expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The total number of shares of Common Stock of the Company beneficially owned by each of the officers and directors, and all of such directors and officers as a group, and their percentage ownership of the outstanding Common Stock of the Company as of October 31, 2004, are as follows:

                                                       Shares                       Percent of
Management                                             Beneficially                 Common
SHAREHOLDERS(1)                                        Owned (1)                    Stock
--------------------------------------------         ---------------                -----------
Bernard J. Walter .........................           9,250,439(2)                    7.4%
1770 St. James Place, Suite 115
Houston, Texas 77056

F. Bryson Farrill .........................           1,000,000(3)                    0.8%
6 Ashburn Gardens, Apt. 5
London, U.K ...............................

Hugo P. Pomrehn, Ph.D (2) .................           1,260,000(3)(4)                 1.0%
1017 South Mountain
Monrovia, California 91016

Directors and officers as a group
(3 persons, including the above)  .........          11,510,439                       9.1%

----------

(1) Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the Common Stock of the Company.

(2) Excludes 27,657,483 shares of the Common Stock of the Company owned by Le A. Balak for which Mr. Bernard J. Walter holds an irrevocable proxy.

(3) Includes a warrant to purchase 500,000 shares of Common Stock of the Company at an exercise price of $.06 per share, expiring on April 22, 2006.

(4) Includes 80,000 shares that are held by the Pomrehn Family Trust dated April 19, 1993, of which Mr. Hugo P. Pomrehn is a trustee.

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by each shareholder who beneficially owns more than five percent (5%) of the Company's Common Stock, the number of shares beneficially owned by each and the percent of outstanding Common Stock so owned of record as of October 31, 2004.

                                                                  Shares of                   Percent
                                           Title of               Outstanding                 Beneficially
Name and Address                           Class                  Common Stock (1)(2)(3)          Owned
Lee A. Balak                             Common  Stock            27,657,483(4)                   22.1%

15 Ocean View Road
Lions Bay, B.C. V0N 2E0
Canada

Cornell Capital Partners, L.P. (3)       Common Stock              8,849,558                       7.1%
101 Hudson Street
Suite 3700
Jersey City, NJ 07302

Bernard J. Walter                        Common Stock              9,250,439(5)                    7.4%
1770 St. James Place, Suite 115
Houston, Texas 77056

Cede & Co.                               Common Stock             52,601,716                      42.1%

P.O. Box 222
Bowling Green Station
New York, New York 10274


--------------------

(1) Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase the Common Stock of the Company.

(2) On May 21, 2004, the Company executed a promissory note in the principal amount of $100,000 with an interest rate of 8% per annum, principal and interest are due on December 31, 2004, payable to Corporate Strategies, Inc. In the event of a default, Corporate Strategies, Inc. has the right to be issued 67,000,000 shares of the restricted Common Stock of the Company which would cause a change in the control of the Company. In addition, Corporate Strategies, Inc. has received a pledge of 27,157,483 shares of the Common Stock of the Company presently owned and held by Lee A. Balak, the largest stockholder of the Company, as additional collateral in the event that it does not receive the 67,000,000 shares of Common Stock of the Company otherwise issuable upon a default by the Company. These shares are not included in this table.

(3) Cornell Capital Partners, L.P. ("Cornell") also holds a 5% Secured Convertible Debenture dated August 27, 2004, in the principal amount of $250,000 which is convertible into the Common Stock of the Company. At the option of Cornell, the debenture is convertible into Common Stock of the Company at a conversion price equal to the lesser of 120% of its closing bid price at August 27, 2004 ($.024 per share/10,416,667 shares) or an amount equal to 100% of the average of the then lowest closing bid prices for the 30 day period preceding the conversion date. These shares are not included in this table.

(4) Includes a warrant to purchase 500,000 shares of the Common Stock of the Company at an exercise price of $.06 per share, expiring on April 22, 2006.

(5) Excludes 27,657,483 shares of Common Stock of the company owned by Mr. Lee A. Balak for which Mr. Bernard J. Walter holds irrevocable proxy rights until December 31, 2005.

(6) Cede & Co. is a depository that holds securities as nominee for various broker-dealers and others to facilitate stock transfers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         Neo-Dyne Research, Inc., a company owned by Alvin A. Snaper, a former director and officer of the Company, was paid $144,894 for research and development fees during the fiscal year ended January 31, 2003.

         The Company entered into a consulting agreement with Mr. Hugo P. Pomrehn, a director of the Company, effective September 1, 1998, for research and development services. The consulting fee is charges at a rate of $150 per hour, and he is reimbursed for travel and other expenses.

         As of January 31, 2003, Mr. Lee A. Balak, a former director and officer of the Company, had loaned $188,959 to the Company. The loans are on demand are non-interest bearing. During the year ended January 31, 2004, Mr. Balak had loaned $65,423 to the Company.

         On May 25, 2004, the Company issued 23,285,483 shares of its restricted Common Stock for the repayment of outstanding loans to the Company and accrued executive compensation to Mr. Lee A. Balak.

         Effective June 30, 2004, Mr. Lee A. Balak resigned as a director and as the President, Treasurer and Secretary of the Company. The Company has entered into a consulting agreement with Mr. Balak. The consulting agreement is for a term of six months and is renewable by the Company for periods of six months. The consulting fee is $5,000 per month and provides for reimbursement of expenses. The agreement provides that Mr. Balak cannot sell any shares of his Common Stock for initial six months of the agreement without the permission of the Board of Directors, and any sales thereafter shall be limited to 500,000 shares of the Common Stock of the Company during any six month period.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

         Our authorized capital stock as of September 30, 2004, consisted of 750,000,000 shares of Common Stock, of which 125,089,625 shares were issued and outstanding. As of October 31, 2004, out outstanding Common Stock was held of record by a total of 145 stockholders.

COMMON STOCK

         The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have not preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

         Our Articles of Incorporation authorize 1,000,000 shares of preferred stock, in one or more series. Our board shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could diminish voting power of holders of Common Stock, and the likelihood that holders of preferred stock will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of the Company, which could depress the market prices of our Common Stock. We have no issued and outstanding shares of preferred stock and have no plan to issue any shares of preferred stock.

OUTSTANDING WARRANTS

         As of October 31, 2004, we had warrants outstanding to purchase 12,000,000 shares of Common Stock at exercise prices raging from $.03 to $.10 per share, which expire on or before April 22, 2006.

         Each of the warrants contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits, reorganization and reclassification and consolidation.

OUTSTANDING STOCK OPTIONS

         The Company presently has no issued and outstanding stock options to purchase our Common Stock.

ANTI-TAKEOVER PROVISIONS OF NEVADA LAW

         We may become subject to Sections 78.411 to 78.444 of the Nevada General Corporation Law. In general, the statute prohibits a Nevada corporation with 200 or more stockholders of record from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

            (1) prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

            (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers, and by employee stock plans in which shares held subject to the plan will be tendered in a tender or exchange offer; or

            (3) on or subsequent to that date, the business combination is approved by our board of directors and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

         Section 78.416 defines "business combination" to include:

            - any merger or consolidation involving the corporation and the interested stockholder;

            - any sale, transfer, pledge or other disposition involving the interested stockholder of 5% or more of the aggregate market value of the assets of the corporation, or more than 5% of the market value of all outstanding shares of the Company, or representing 10% or more of the earning power or net income of the Company;

            - subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

            - the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

         Nevada law may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our Common Stock.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is Pacific Stock Transfer Company in Las Vegas, Nevada.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, we may have up to 327,271,914 shares of Common Stock outstanding. Of these shares, the 202,182,289 shares sold in this offering in addition to the current public "float" of 58,945,457 shares which will be freely tradable without restriction under the Securities Act, unless purchased by our "affiliates", as that term is defined in Rule 144 under the Securities Act. There are 61,393,729 shares of restricted Common Stock of the Company which are issued and outstanding that will become eligible for sale in the future.

         We also have approximately 14,300,000 shares reserved for future issuance under our stock option and stock bonus plans that are registered under Form S-8 registration statements and such shares will be freely tradeable without restriction under the Securities Act of 1933 when issued.

RULE 144

         In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of

            - 1% of the then outstanding shares of our Common Stock (approximately 3,272,719 shares immediately after this total offering), or

            - the average weekly trading volume during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to the sale.

         A person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days immediately preceding the sale who has beneficially owned his or her shares for at least two years is entitled to sell these shares pursuant to Rule 144(k) without regard to the limitations described above. Affiliates must always sell pursuant to Rule 144, even after the applicable holding periods have been satisfied.

         We cannot estimate the number of shares that will be sold under Rule 144, as this will depend on the market price for our Common Stock, the personal circumstances of the sellers and other factors. Any future sale of substantial amounts of our Common Stock in the open market may adversely affect the market price of our Common Stock.

                                  LEGAL MATTERS

         Stephen A. Zrenda, Jr., P.C., Oklahoma City, Oklahoma, has provided us with an opinion as to the validity of the Common Stock offered under this Prospectus. Stephen A. Zrenda, Jr., P.C. owns 85,000 shares of Common Stock of the Company as of the date of this Prospectus.

                                     EXPERTS

         Beckstead and Watts, LLP, independent registered auditors, have audited our consolidated financial statements as of January 31, 2004. We have included our financial statements in this Prospectus and elsewhere in the registration statement in reliance on reports given upon their authority as experts in accounting and auditing.

         With respect to the unaudited consolidated financial statements of the Company for the six month periods ended July 31, 2004 and 2003, appearing herein, such statements have not been audited by Beckstead and Watts, LLP, and they do not express an opinion on them. Because the unaudited financial statements of the Company for the six month periods ended July 31, 2004 and 2003, included herein were prepared by management of the Company, there is no assurance that material differences will not occur in such information upon audit although the Company believes that such information is correct and complete to the best of its knowledge and belief. The Company has made all adjustments which in the opinion of management are necessary in order to make the unaudited financial statements not misleading.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the SEC.

         We intend to furnish our stockholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information. Our telephone number is 713.612.4310.

         Some of the statements contained in this Prospectus, including statements under "Prospectus Summary", Risk Factor", "Management's Discussion and Analysis of Financial Condition and Results or Plan of Operations" and "Business", are forward-looking and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon an number of factors, including:

            * our significant historical losses and the expectation of continuing losses;

            *     rapid technological change in the industry;

            *     our reliance on key strategic relationships;

            *     the impact of  competitive  products and services and pricing;
                  and

            *     uncertain protection of our intellectual property.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

BECKSTEAD AND WATTS, LLP

CERTIFIED PUBLIC ACCOUNTANTS

                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Power Technology, Inc.
Las Vegas, Nevada

We have audited the Balance Sheets of Power Technology, Inc. (the "Company"), as of January 31, 2004 and 2003, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Technology, Inc. as of January 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 20, 2004

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                                      AS OF
                            JANUARY 31, 2004 AND 2003

                                       AND

                            STATEMENTS OF OPERATIONS,
                      CHANGES IN STOCKHOLDERS' EQUITY, AND
                                   CASH FLOWS
                               FOR THE YEARS ENDED
                            JANUARY 31, 2004 AND 2003

                                TABLE OF CONTENTS

                                                                         PAGE

Independent Auditors' Report                                              1

Balance Sheets                                                            2

Statements of Operations                                                  3

Statements of Changes in Stockholders' Equity                             4

Statements of Cash Flows                                                  5

Footnotes                                                                 6

                     POWER TECHNOLOGY, INC.

                 (a Development Stage Company)
                   Consolidated Balance Sheet

                                                                    JANUARY 31,
                                                                         2004
                                                                    -----------
Assets

Current assets:
    Cash and equivalents                                            $       213
    Employee advances                                                     1,000
                                                                    -----------
      Total current assets                                                1,213

Fixed assets, net                                                         5,003

Other assets:
    Patents                                                              78,500
                                                                    -----------
                                                                    $    84,716
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
    Accounts payable                                                $    58,273
    Loans payable                                                        79,108
    Loans payable - related party                                       154,612
                                                                    -----------
      Total current liabilities                                         291,993
                                                                    -----------
                                                                        291,993
                                                                    -----------
Stockholders' (deficit):

    Preferred stock, $0.01 par value, 1,000,000 shares
      authorized, none issued or outstanding                                 --
    Common stock, $0.001 par value, 100,000,000 shares
      authorized, 47,424,488 shares issued and outstanding               47,425
    Additional paid-in capital                                        8,818,796
    (Deficit) accumulated during development stage                   (9,073,498)
                                                                    -----------
                                                                       (207,278)
                                                                    -----------
                                                                    $    84,716
                                                                    ===========

The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.

                          (a Development Stage Company)
                      Consolidated Statement of Operations

      for the years ended January 31, 2004 and 2003 and for the period June
                     3, 1996 (inception) to January 31, 2004

                                                                     FOR THE YEARS ENDED                      JUNE 3, 1996
                                                                         JANUARY 31,                         (INCEPTION) TO
                                                                -----------------------------------            JANUARY 31,
                                                                    2004                  2003                    2004
                                                                ------------           ------------           ------------
Consulting Revenue                                              $         --           $     25,000           $     26,663
                                                                ------------           ------------           ------------
Expenses:

   General administrative expenses                                    58,878                286,037              2,692,303
   Research & development - related party                                 --                144,894              1,350,083
   Consulting fees                                                   156,500                     --                156,500
   Consulting fees - related party                                    97,700              1,761,416              4,665,022
   Loss from impairment of related party advances                         --                127,000                127,000
   Depreciation and amortization                                       4,160                  3,120                 20,917
                                                                ------------           ------------           ------------
                                                                     317,238              2,322,467              9,011,825

Other income (expense):

   Interest expense                                                   (5,010)                (1,087)               (87,199)
   Interest income                                                         2                      4                    779
   Loss on foreign currency                                               --                     --                 (1,916)
                                                                ------------           ------------           ------------

Net (loss)                                                      $   (322,246)          $ (2,298,550)          $ (9,073,498)
                                                                ============           ============           ============

Weighted average number of
   common shares outstanding - basic and fully diluted            39,384,738             27,419,549
                                                                ============           ============

Net (loss) per share - basic and fully diluted                  $      (0.01)          $      (0.08)
                                                                ============           ============

The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.

                          (a Development Stage Company)

  Consolidated Statements of Changes in Stockholders' (Deficit) for the period
                  June 3, 1996 (Inception) to January 31, 2004

                                                                                        (Deficit)
                                                  Common Stock                          Accumulated
                                            ---------------------------   Additional      During           Prior         Total
                                                                            Paid-in      Development       Period    Stockholders'
                                               Shares        Amount         Capital         Stage        Adjustment    (Deficit)
                                            -------------- ------------  --------------  -------------   ----------- ---------------
Balance, June 3, 1996                           2,500,000   $    2,500    $     22,500    $         -             -   $      25,000
Net (loss) for the period ended
   January 31, 1997                                                                          (139,907)                     (139,907)
                                            ----------------------------------------------------------------------------------------
Balance, January 31, 1997                       2,500,000        2,500          22,500       (139,907)            -        (114,907)

Net (loss) for the year ended
   January 31, 1998                                                                           (51,374)            -         (51,374)
                                            ----------------------------------------------------------------------------------------
Balance, January 31, 1998                       2,500,000        2,500          22,500       (191,281)            -        (166,281)
Reorganization of Company,
   reverse acquisition of Zepplin, Inc.         2,800,000        2,800          (2,573)                                         227
Shares issued for cash                          6,900,000        6,900         683,300                                      690,200
Shares issued for patents                         200,000          200          19,800                                       20,000
Shares issued for consulting services             134,700          135         134,565                                      134,700
Net (loss) for the year ended January 31, 1999                                               (700,909)            -        (700,909)
                                            ----------------------------------------------------------------------------------------
Balance, January 31, 1999                      12,534,700       12,535         857,592       (892,190)            -         (22,063)

Shares issued for cash                          2,900,000        2,900         287,099                                      289,999
Shares issued for consulting services             548,800          549         329,001                                      329,550
Shares issued for debt conversion               1,034,000        1,034         205,766                                      206,800
Prior period adjustment                          (200,000)        (200)        (20,000)                      20,000            (200)
Net (loss) for the year ended January 31, 2000                                               (908,475)                     (908,475)
                                            -------------- ------------  --------------  -------------   ----------- ---------------
Balance, January 31, 2000                      16,817,500       16,818       1,659,458     (1,800,665)       20,000        (104,389)

Shares issued for cash                          1,155,000        1,155         597,720                                      598,875
Shares issued for consulting services           1,055,000        1,055         465,395                                      466,450
Reversal of prior period adjustment                                                                         (20,000)        (20,000)
Net (loss) for the year ended January 31, 2001                                             (1,708,345)                   (1,708,345)
                                            -------------- ------------  --------------  -------------   ----------- ---------------
Balance, January 31, 2001                      19,027,500       19,028       2,722,573     (3,509,010)            -        (767,409)

Shares issued for consulting services           2,874,330        2,874       2,336,582                                    2,339,456
Shares issued for debt conversion               1,050,000        1,050         523,950                                      525,000
Shares issued for interest expense                171,780          172          59,951                                       60,123
Shares issued for cash                            205,000          205          76,595                                       76,800
Net (loss) for the year ended January 31, 2002                                             (2,943,692)                   (2,943,692)
                                            -------------- ------------  --------------  -------------   ----------- ---------------
Balance, January 31, 2002                      23,328,610       23,329       5,719,651     (6,452,702)            -        (709,722)

Shares issued for cash                            207,500          208         182,083                                      182,290
Shares issued for debt conversion                 293,958          294         195,206                                      195,500
Shares issued for consulting services           7,680,420        7,680       1,753,736                                    1,761,416
Net (loss) for the year ended January 31, 2003                                             (2,298,550)                   (2,298,550)
                                            -------------- ------------  --------------  ------------- ------------- ---------------
Balance, January 31, 2003                      31,510,488       31,511       7,850,675     (8,751,252)            -        (869,066)

Cancelled shares                                 (165,500)        (166)              -                                         (166)
Shares issued for consulting services           1,600,000        1,600         154,900                                      156,500
Shares issued for consulting services
  - related party                               3,272,000        3,272          94,428                                       97,700
Shares issued for debt conversion              10,000,000       10,000         690,000                                      700,000
Shares issued for cash                          1,207,500        1,208          28,793                                       30,000
Net (loss) for the year ended January 31, 2004                                               (322,246)                     (322,246)
                                            -------------- ------------  --------------  ------------- ------------- ---------------
                                               47,424,488  $    47,425   $   8,818,796   $ (9,073,498) $          -  $     (207,278)
                                            ============== ============  ==============  ============= ============= ===============

The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.

                          (a Development Stage Company)
                      Consolidated Statements of Cash Flows

  for the years ended January 31, 2004 and 2003 and for the period June 3, 1996
                         (inception) to January 31, 2004

                                                                        FOR THE YEARS ENDED                   JUNE 3, 1996
                                                                            JANUARY 31,                        (INCEPTION)
                                                                 ----------------------------------           TO JANUARY 31,
                                                                    2004                   2003                   2004
                                                                 ------------           ------------           ------------
Cash flows from operating activities
Net (loss)                                                       $   (322,246)          $ (2,298,550)          $ (9,073,498)
Adjustments to reconcile net (loss) to net cash
   (used) by operating activities:
   Depreciation expense                                                 4,160                  3,120                 20,917
   Loss from impairment of related party advances                          --                127,000                127,000
   Stock issued for consulting services - related party                97,700              1,761,416              4,665,022
   Stock issued for consulting services                               156,500                     --                156,500
   Stock issued for interest expense                                       --                     --                 60,123
   Stock issued to acquire patents                                         --                     --                (20,000)
   (Increase) in prepaid expenses                                          --                 56,225                     --
   Increase (decrease) in accounts payable                            (10,650)                12,263                 58,273
                                                                 ------------           ------------           ------------
Net cash (used) by operating activities                               (74,536)              (338,526)            (4,005,663)
                                                                 ------------           ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Proceeds from loans                                                 80,086                     --                780,086
   Proceeds (payments) on loans - related party                       (35,490)                38,616                154,612
   Purchase of equipment                                                   --                     --                (21,667)
   Patent acquisition                                                      --                     --                (58,500)
                                                                 ------------           ------------           ------------
Net cash provided by investing activities                              44,596                 38,616                854,531
                                                                 ------------           ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from convertible debentures                                    --                 94,740                175,010
   Issuance of common stock                                            30,000                182,290              2,977,478
                                                                 ------------           ------------           ------------
Net cash provided by financing activities                              30,000                277,030              3,152,488
                                                                 ------------           ------------           ------------
Net increase (decrease) in cash                                            60                (22,880)                 1,356
Cash and equivalents - beginning                                          153                 23,033                     --
                                                                 ------------           ------------           ------------
Cash and equivalents - ending                                    $        213           $        153           $      1,356
                                                                 ============           ============           ============
Supplemental disclosures:
   Interest paid                                                 $         --           $         --           $         --
                                                                 ============           ============           ============
   Income taxes paid                                             $         --           $         --           $         --
                                                                 ============           ============           ============
   Non-cash investing and financing activities:
     Number of shares issued for services                           4,872,000              2,316,200             17,165,250
                                                                 ============           ============           ============
     Number of shares issued for debt conversion                   10,000,000                     --             12,377,958
                                                                 ============           ============           ============
     Number of shares issued for interest expense                          --                     --                171,780
                                                                 ============           ============           ============
     Number of shares issued to acquire patents                            --                     --                200,000
                                                                 ============           ============           ============

The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Power Technology, Inc. (the "Company") was originally incorporated as PowerTek under the laws of the State of Nevada on January 19, 1996. The Company was organized primarily for the purpose of developing an advanced battery technology for use in the growing electric car industry. As of the date of these statements, the Company has been able to advance the battery technology to a proof of principle stage and is currently seeking additional capital to finance the development of the technology to a preliminary prototype stage.

The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital in order to generate significant operations while it is conducting research and development activities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

Equipment

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives as follows:

                 Office equipment                   5 years
                 Furniture and fixtures             7 years
                 Leasehold improvements             7 years

Revenue recognition

The Company recognizes revenue on an accrual basis.

Advertising Costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses for the years ended January 31, 2004 and 2003.

Product Development Costs

The products will comprise multiple features and offerings that are currently under development, and it is anticipated that the offerings will require future development and refinement. In connection with the development of its products, the Company will incur external costs for research, development, and consulting services, and internal costs for payroll and related expenses of its technology employees directly involved in the development. All costs will be reviewed for determination of whether capitalization or expense as product development cost is appropriate.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and notes receivable and accounts payable and notes payable. Fair values were assumed to approximate carrying values for these items because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of Long Lived Assets

Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.

Earnings per Share

The Company follows Statement of Financial Accounting Standards No. 128. "Earnings Per Share" ("SFAS No. 128"). Basic earnings per common share ("EPS") calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income
(loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Foreign currency translations

The functional currency for the Company's foreign subsidiaries is the local currency. Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the exchange rates in effect at the balance sheet date; revenues and expenses are translated using the average exchange rates in effect during the period. The cumulative translation adjustments are included in accumulated other comprehensive income or loss, which is a separate component of stockholders' equity. Foreign currency transaction gains or losses are included in the results of operations.

Stock-Based Compensation

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Segment Reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent Pronouncements

In January 2003, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION -- TRANSITION AND DISCLOSURE. This statement provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. The transitional guidance and annual disclosure provisions of this statement is effective starting with the January 31, 2003, financial statements. The interim reporting disclosure requirements will be effective for the Company's April 30, 2003, 10-QSB. Because the Company continues to account for employee stock-based compensation under APB Opinion No. 25, the transitional guidance of SFAS No. 148 has no effect on the financial statements at this time. However, the January 31, 2003, financial statements have incorporated the enhanced disclosure requirements of SFAS No. 148, as presented above under the caption "Employee Stock Plans."

In January 2003, the FASB issued Interpretation No. 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS. FASB Interpretation No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees. The 2002 financial statements have incorporated the enhanced disclosure requirements of Interpretation No. 45, as presented in Note 1 to the financial statements under the caption "Product warranties." The Company does not expect that this interpretation will have any other effect on its financial statements.

In January 2003, the FASB issued Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES. This interpretation establishes standards for identifying a variable interest entity and for determining under what circumstances a variable interest entity should be consolidated with its primary beneficiary. Until now, a company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. Interpretation No. 46 changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. The requirements of Interpretation No. 46 will apply to the Company for its quarter ending January 31, 2003. The adoption of this pronouncement has not had a material effect on the Company's financial statements.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its product line, incurring substantial costs and expenses. As a result, the Company incurred net losses of $322,246 during the year ended January 31, 2004, and $2,298,550 during the year ended January 31, 2003. In addition, the Company's development activities since inception have been financially sustained by debt and capital contributions from its affiliates and others.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 3 - FIXED ASSETS

Fixed assets for the years ended January 31, 2004 and 2003 consisted of the following:

                                                       1/31/04        1/31/03
                                                     ------------   ------------
        Office equipment                             $    18,640    $    18,640
        Manufacturing equipment                            4,076          4,076
        Leasehold improvements                             2,164          2,164
        Less:  Accumulated depreciation                  (19,877)       (15,717)
                                                     ------------   ------------
        Fixed assets, net                            $     5,003    $     9,163
                                                     ============   ============

Depreciation expense for the years ended January 31, 2004 and 2003 is $4,160 and $3,120, respectively.

NOTE 4 - PATENTS

During January 1998, the Company contracted with Neo-Dyne Research, Inc. ("Neo-Dyne") to develop certain battery technology and secure a patent on the technology. As consideration for the transaction, the Company issued 900,000 and 600,000 shares of its $0.001 par value common stock to Alvin Snaper and William McNerney, respectively, the principals of Neo-Dyne, who then became officers and directors of the Company. Lee Balak, the Company's president, also received 3,500,000 shares of the Company's $0.001 par value common stock under the terms of the agreement.

         On June 9, 1998, the Company acquired patent number 4,107,997 issued by the U.S. Patent office in 1978 from Alvin Snaper, a former director and officer of the Company. The Company paid $45,000 and 100,000 shares of Common Stock valued at $10,000 for the patent. The patent is for an alloy sensor which generates a current when in contact with water or other aqueous composition.

         Also during 1998, the Company acquired patent number 5,442,846 from Alvin Snaper, a former director and officer of the Company, for 100,000 shares of Common Stock valued at $10,000. This patent is a procedure and apparatus for cold joining of metallic pipes.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - NOTES PAYABLE AND CONVERTIBLE DEBT

The Company was loaned $80,086 during the year ended January 31, 2004. The loans are non-interest bearing and due on demand.

The Company had notes payable to various entities totaling $700,000. The notes are convertible into 10,000,000 shares of the Company's $0.001 par value common stock. On March 19, 2003, the noteholders elected to convert their notes into the 10,000,000 shares of common stock.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company recognized income totaling $25,000 for research and development consulting fees advanced by MicroDri, L.P., a related entity with common shareholders and management, during the year ended January 31, 2003.

Neo-Dyne Research, Inc. is a research and development company under ownership and control by individuals who were previously Company officers and directors. The Company paid Neo-Dyne Research, Inc. a total of $144,894 for research and development fees pursuant to development of the battery patent (see Note 4 above) during the year ended January 31, 2003.

Lee Balak, the Company's president, loaned the Company approximately $190,102 during the years ended January 31, 2004 and 2003. The notes are due on demand, and the ending balance of $154,612 is non-interest bearing. The Company repaid a portion of the loan in the amount of $35,490 during the year ended January 31, 2004.

The Company previously rented a facility in Las Vegas, Nevada from Bonanza West Properties, a partnership 50% owned by Alvin A. Snaper, a director and Vice President of the Company. Rents for the years ended January 31, 2004 and 2003 totaled approximately -0- and $24,000, respectively.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                U.S federal statutory rate         (34.0%)
                Valuation reserve                   34.0%
                                                  --------
                Total                                  -%
                                                  ========

As of January 31, 2004, the Company has combined net operating loss carryforwards of approximately $9,073,498 for tax purposes, which will be available to offset future taxable income. If not used, these carryforwards will expire during the years 2016-2023. The deferred tax asset relating to the operating loss carryforwards has been fully reserved at January 31, 2004.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS' EQUITY

During the year ended January 31, 2002, the Company issued 2,874,330 shares of Common Stock in exchange for services valued at $2,339,456, (the fair market value of the shares on the date of issuance).

During the year ended January 31, 2002, the Convertible Note Holders converted their $525,000 note into 1,050,000 shares of the Company's Common Stock plus an additional 171,780 shares for interest expense of $60,123, (the fair market value of the shares on the date of issuance).

During the year ended January 31, 2002, the Company issued 205,000 shares of Common Stock for cash totaling $76,800.

During the year ended January 31, 2003, the Company issued 7,680,420 shares of Common Stock in exchange for services valued at $1,761,416, (the fair market value of the shares on the date of issuance).

During the year ended January 31, 2003, the Company issued 128,458 shares of its $0.001 par value Common Stock to satisfy outstanding debts totaling $40,597.

During the year ended January 31, 2003, the Company issued 207,500 shares of Common Stock for cash totaling $182,290.

During the year ended January 31, 2004, the Company issued 3,272,000 shares of its $0.001 par value common stock to various related party individuals and entities for consulting services valued at $97,700.

During the year ended January 31, 2004, the Company issued 1,600,000 shares of its $0.001 par value common stock to various unrelated individuals and entities for consulting services valued at $156,500.

During the year ended January 31, 2004, the Company issued 10,000,000 shares of its $0.001 par value common stock to convertible noteholders in exchange for $700,000 of convertible debt.

During the year ended January 31, 2003, the Company issued 1,207,500 shares of its $0.001 par value common stock to unrelated individuals for cash of $30,000.

NOTE 9 - WARRANTS AND OPTIONS

During the first quarter of 2002 the Company's board of directors resolved to adopt the Company's 2002 Stock Option, SAR, and Stock Bonus Consultant Plan covering 2,000,000 shares of the Company's $0.001 par value common stock. During February 2002, The Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the 2,000,000 shares as "free-trading" stock.

In conjunction with the conversion of debt to equity discussed in Note 5 above, the holders also received warrants to purchase up to 10,000,000 shares of the Company's $0.001 par value common stock at an exercise price of $0.10 per share for a term ending March 24, 2005. The fair market value of the Company's common stock on the date of grant was $0.06. Interest expense totaling $27,800 has been recorded by the Company as of January 31, 2004. No warrants were exercised or expired during the year ended January 31, 2004.

Warrants issued by the Company are valued on the date of grant using the Black-Scholes pricing model using assumptions.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS AND CONTINGENCIES

         In connection with the acquisition of patent number 5,442,846 for the apparatus for cold joining metallic pipes, the Company is committed to a 3% royalty on gross sales.

On March 27, 2003, the Company filed a civil action against Alvin A. Snaper, a former director and officer of the Company, and Neo-Dyne Research, Inc., a research and development company owned by Mr. Snaper, in the District Court of Clerk County, Nevada (Case No. A465306, Dept IV). The civil action asserts claims for breach of fiduciary duty, breach of contract, an injunction, and declaratory relief regarding the ownership of the Company's battery technology patents and rights, and the turnover of Company property. Mr. Snaper and Neo-Dyne Research, Inc. filed their Answer and asserted counterclaims against the Company alleging fraud and misrepresentation, breach of contract, and intentional interference with prospective economic advantage, and seeking an injunction and declaratory relief. The Company intends to vigorously pursue this litigation and to defend the counterclaims asserted against it. The Company is not presently able to reasonably evaluate the outcome of this litigation. The Company considers the ownership of its battery technology to be its most important asset and critical to the future operations of the Company.

                             POWER TECHNOLOGY, INC.
                          (a Development Stage Company)
                           Consolidated Balance Sheet
                                   (Unaudited)

                                                                     JULY 31,
                                                                       2004
                                                                  ------------
Assets

Current assets:
    Cash and equivalents                                          $      5,945
                                                                  ------------
      Total current assets                                               5,945

Fixed assets, net                                                        2,923

Other assets:
    Patents                                                             78,500
                                                                  ------------
                                                                  $     87,368
                                                                  ============
                                                                  ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:

    Accounts payable                                              $    228,699
    Short-term notes payable                                            62,516
    Loans payable                                                       49,000
    Loans payable - related party                                           --
                                                                  ------------
      Total current liabilities                                        340,215
                                                                  ------------

Long-term debt                                                         150,000
                                                                  ------------
                                                                       490,215
                                                                  ------------

Stockholders' (deficit):
    Preferred stock, $0.01 par value, 1,000,000 shares
      authorized, none issued or outstanding                                --
    Common stock, $0.001 par value, 750,000,000 shares
      authorized, 99,839,628 shares issued and outstanding              99,840
    Additional paid-in capital                                      10,161,110
    (Deficit) accumulated during development stage                 (10,663,797)
                                                                  ------------
                                                                      (402,847)
                                                                  ------------
                                                                  $     87,368
                                                                  ============

The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.
                          (a Development Stage Company)
                      Consolidated Statement of Operations
  for the three and six months ended July 31, 2004 and 2003 and for the period
                    June 3, 1996 (inception) to July 31, 2004
                                   (Unaudited)

                                                    FOR THE THREE MONTHS ENDED      FOR THE SIX MONTHS ENDED       JUNE 3, 1996
                                                            JULY 31,                       JULY 31,                (INCEPTION) TO
                                                   -----------------------------  ------------------------------      JULY 31,
                                                       2004           2003            2004            2003             2004
                                                   -------------  --------------  --------------  --------------   -------------
Consulting Revenue                                 $          -   $           -   $           -   $           -    $     26,663
                                                   -------------  --------------  --------------  --------------   -------------

Expenses:
   General administrative expenses                      213,055           5,035         253,150          20,027       2,951,711
   Research & development - related party                     -               -               -               -       1,350,083
   Consulting fees                                      150,000               -         150,000               -         150,000
   Stock-based executive compensation                   621,254               -         621,254               -         621,254
   Stock-based consulting fees                          174,200         156,500         331,100         156,500         487,600
   Stock-based consulting fees - related party                -           2,500          22,500          97,700       4,687,522
   Stock-based patent legal fees                        152,000               -         152,000               -         152,000
   Loss from impairment of related party advances             -               -               -               -         127,000
   Depreciation and amortization                          1,040           1,040           2,080           2,080          22,997
                                                   -------------  --------------  --------------  --------------   -------------
                                                      1,311,549         165,075       1,532,084         276,307      10,550,167
Other income (expense):
   Interest expense - related party                     (51,956)             (7)        (58,214)             (7)       (139,155)
   Interest income                                            -               1               -               2             779
   Loss on foreign currency                                   -               -               -               -          (1,916)
                                                   -------------  --------------  --------------  --------------   -------------

Net (loss)                                         $ (1,363,506)  $    (165,081)  $  (1,590,299)  $    (276,312)   $ (10,663,797)
                                                   =============  ==============  ==============  ==============   =============
Weighted average number of
   common shares outstanding - basic
   and fully diluted                                  74,532,058      45,520,738      73,632,058      38,884,738
                                                   =============  ==============  ==============  ==============

Net (loss) per share - basic and fully diluted     $      (0.02)   $      (0.00)  $       (0.02)   $      (0.01)
                                                   =============  ==============  ==============  ==============

The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.
                          (a Development Stage Company)
                      Consolidated Statements of Cash Flows
     for the six months ended July 31, 2004 and 2003 and for the period June
                      3, 1996 (inception) to July 31, 2004
                                   (Unaudited)

                                                                          FOR THE SIX MONTHS ENDED              JUNE 3, 1996
                                                                                  JULY 31,                       (INCEPTION)
                                                                      ---------------------------------          TO JULY 31,
                                                                          2004                  2003                   2004
                                                                      ------------           ------------           ------------
Cash flows from operating activities
Net (loss)                                                            $ (1,590,299)          $   (276,312)          $(10,663,797)
Adjustments to reconcile net (loss) to net cash
   (used) by operating activities:

   Depreciation expense                                                      2,080                  2,080                 22,997
   Loss from impairment of related party advances                               --                     --                127,000
   Stock issued for executive compensation                                 621,254                     --                621,254
   Stock issued for consulting services                                    331,100                156,500                487,600
   Stock issued for consulting services - related party                     22,500                 97,700              4,687,522
   Stock issued for patent legal fees                                      152,000                     --                152,000
   Stock issued for interest expense                                        51,956                     --                112,079
   Stock issued to acquire patents                                              --                     --                (20,000)
   Increase (decrease) in accounts payable                                 170,426                    137                228,699
                                                                      ------------           ------------           ------------
Net cash (used) by operating activities                                   (238,982)               (19,895)            (4,244,645)
                                                                      ------------           ------------           ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                                        --                     --                (21,667)
   Patent acquisition                                                           --                     --                (58,500)
                                                                      ------------           ------------           ------------
Net cash provided by investing activities                                       --                     --                (80,167)
                                                                      ------------           ------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from short-term notes payable                                   62,516                     --                 62,516
   Proceeds from loans                                                          --                 13,500                780,086
   Proceeds (payments) on loans - related party                             32,198                (13,500)               179,780
   Proceeds from convertible debentures                                         --                     --                175,010
   Long-term debt                                                          150,000                     --                150,000
   Issuance of common stock                                                     --                 20,000              2,977,478
                                                                      ------------           ------------           ------------
Net cash provided by financing activities                                  244,714                 20,000              4,324,870
                                                                      ------------           ------------           ------------
Net increase (decrease) in cash                                              5,732                    105                     58

Cash and equivalents - beginning                                               213                    153                     --
                                                                      ------------           ------------           ------------
Cash and equivalents - ending                                         $      5,945           $        258           $         58
                                                                      ============           ============           ============

Supplemental disclosures:

   Interest paid                                                      $         --           $         --           $         --
                                                                      ============           ============           ============
   Income taxes paid                                                  $         --           $         --           $         --
                                                                      ============           ============           ============
   Non-cash investing and financing activities:
     Number of shares issued for consulting services                    10,350,000              4,872,000             27,515,250
                                                                      ============           ============           ============
     Number of shares issued for executive compensation,
       note payable, and interest expense to related party              23,285,483                     --             23,285,483
                                                                      ============           ============           ============
     Number of shares issued for executive compensation                  7,500,000                     --              7,500,000
                                                                      ============           ============           ============
     Number of shares issued for note payable and interest expense       4,479,657                     --              4,479,657
                                                                      ============           ============           ============
     Number of shares issued for patent legal fees                       5,000,000                     --              5,000,000
                                                                      ============           ============           ============
     Number of shares issued for debt conversion                                --             10,000,000             12,377,958
                                                                      ============           ============           ============
     Number of shares issued for interest expense                               --                     --                171,780
                                                                      ============           ============           ============
     Number of shares issued to acquire patents                                 --                     --                200,000
                                                                      ============           ============           ============

The accompanying notes are an integral part of these financial statements.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                      NOTES

NOTE 1 - BASIS OF PRESENTATION AND ABILITY TO CONTINUE AS A GOING CONCERN

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the year ended January 31, 2004 and notes thereto included in the Company's 10-KSB annual report. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its product line, incurring substantial costs and expenses. As a result, the Company incurred net losses of $10,631,889 during the period June 3, 1996 to July 31, 2004. In addition, the Company's development activities since inception have been financially sustained by debt and capital contributions from its affiliates and others.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 2 - FIXED ASSETS

Depreciation expense for the three months ended July 31, 2004 is $2,080.

NOTE 3 - SHORT-TERM NOTES PAYABLE

On May 21, 2004, the Company obtained a $100,000 line of credit from a private entity. The Promissory Note bears interest at 18% per annum and is due in full on December 31, 2004. The Company had drawn down $62,516 at July 31, 2004.

NOTE 4 - LONG-TERM DEBT

On March 29, 2004, the Company entered into a consulting agreement with SeaWay Trading for a period of 2 years. The contract is valued at $150,000, and is payable with 5,000,000 shares of the Company's $0.001 par value common stock.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                      NOTES

NOTE 5 - RELATED PARTY TRANSACTIONS

On May 11, 2004, the Company's Board of Directors ratified and approved the following:

      1) All loans and advances to the Company during the fiscal year ended January 31, 2004 from Lee A. Balak, a director and Company president, to be evidenced by a promissory note to be dated December 31, 2003, in the amount of $65,423 with interest at the rate of 8% and due upon demand.

      2) That the officers of the Company are authorized and directed to issue to Lee A. Balak 4,037,485 restricted shares of the Company's $0.001 par value common stock as payment for the promissory note in the amount of $65,423 plus interest of $5,233.

      3) That the officers of the Company are directed to issue Lee A. Balak 10,676,570 restricted shares of the Company's $0.001 par value common stock as payment for previous loans to the Company in the principal amount of $173,000 plus interest of $13,840.

      4) All loans and advances to the Company during fiscal year ended January 31, 2004 from Global Alliance Partners Ltd., to be evidenced by a promissory note to be dated December 31, 2003, in the amount of $78,394 and non-interest bearing.

      5) That the officers of the Company are authorized and directed to issue to Global Alliance Partners Ltd. 4,479,657 restricted shares of $0.001 par value common stock as payment for the promissory note in the amount of $78,394.

      6) That the officers of the Company are directed to issue to Lee A. Balak 8,571,428 restricted shares of the Company's $0.001 par value common stock in payment of his annual salary for fiscal year ended January 31, 2004 in the amount of $150,000.

NOTE 6 - STOCKHOLDERS' EQUITY

During the six months ended July 31, 2004, the Company issued 10,350,000 shares of its $0.001 par value common stock to various individuals and entities for consulting services valued at $331,100.

During the six months ended July 31, 2004, the Company issued 23,285,483 shares of its $0.001 par value common stock to Mr. Lee Balak, its former CEO, for executive compensation valued at $426,254, notes payable totaling $136,810, and interest expense totaling $19,073.

During the six months ended July 31, 2004, the Company issued 7,500,000 shares of its $0.001 par value common stock to Mr. Bernard Walter, its newly-appointed CEO, for executive compensation valued at $195,000.

During the six months ended July 31, 2004, the Company issued 4,479,657 shares of its $0.001 par value common stock to Global Alliance Partners for notes payable totaling $79,108 and interest expense totaling $32,883.

During the six months ended July 31, 2004, the Company issued 5,000,000 shares of its $0.001 par value common stock to various attorneys for legal fees totaling $152,000.

NOTE 7 - COMMITMENTS

CONSULTING AGREEMENTS

On April 15, 2004, the Company entered into a consulting contract with an individual to provide general business strategic consulting and management advisory services. The Company agreed to pay the sum of $5,000 per month in cash or equity for a period of 12 months. The Company also agreed to issue warrants for the right to purchase up to 5,000,000 shares of the Company's $0.001 par value common stock exercisable at $0.01 per share. The warrants expire April 15, 2006. As of July 31, 2004, the Company issued 3,250,000 shares of its $0.001 par value common stock pursuant to the terms of the consulting contract.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                      NOTES

On May 4, 2004, the Company entered into a consulting contract with an individual to provide marketing and operation development services in Russia. As of July 31, 2004, the Company issued 1,100,000 shares of its $0.001 par value common stock valued at $40,700 pursuant to the terms of the consulting contract.

On June 30, 2004, the Company entered into a consulting contract with Mr. Lee Balak, former CEO of the Company, wherein Mr. Balak resigned his position as CEO of the Company, and is retained as a consultant to provide information, evaluation and consulting services to the Company for consideration totaling $5,000 cash per month for a period of six months.

EMPLOYMENT AGREEMENT

On July 1, 2004, the Company entered into an employment agreement with Mr. Bernard J. Walter to retain Mr. Walter as its CEO. The Company agreed to pay Mr. Walter $90,000 (Base Salary) per year through December 31, 2004, increase his pay to $120,000 per year from January 1, 2005 to December 31, 2005, and increase his pay to $180,000 per year plus annual increases of no less than 5% of the Base Salary thereafter. The Company also issued Mr. Walter 7,500,000 shares of its restricted $0.001 par value common stock valued at $195,000 on July 8, 2004 pursuant to the employment agreement.

NOTE 8 - OPTIONS AND WARRANTS

STOCK OPTION PLAN

On August 1, 2004, the Company's Board of Directors adopted the "Power Technology, Inc. 2004-B Stock Option, SAR and Stock Bonus Plan" (the "Plan"). The terms of the Plan allow for the issuance of up to 20,000,000 options to purchase 20,000,000 shares of the Company's $0.001 par value common stock. No Plan options have been issued as of July 31, 2004.

The Company had 16,990,000 warrants issued and outstanding as of July 31, 2004. The warrants are exercisable on a 1-for-1 basis into 16,990,000 shares of the Company's $0.001 par value common stock.

NOTE 9 - SUBSEQUENT EVENTS

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Convertible Debentures.

The Company entered into a Securities Purchase Agreement effective August 27, 2004 (the "Agreement") and other related agreements with Cornell Capital
Partners, L.P. ("Cornell") regarding the issuance of a 5% secured convertible debenture in the principal amount of $500,000 (U.S.) (the "Debenture"). The Agreement provides that $250,000 shall be funded by Cornell within five days of the date of the Agreement and that $250,000 shall be funded within five days of the filing of a registration statement with the U.S. Securities and Exchange Commission covering the conversion of the Debenture into the common stock of the Company pursuant to the requirements of an Investor Registration Rights Agreement with Cornell.

The Company has executed and delivered a Security Agreement to Cornell that provides Cornell with a security interest in substantially all of the assets of the Company.

The Debenture issued to Cornell by the Company and the accrued interest thereon are convertible into the common stock of the Company at any time until repayment of the Debenture at the price per share equal to the lesser of:

      a. an amount equal to 120% of the closing bid price of the common stock as listed on its principal market, as quoted by Bloomberg L.P., as of the closing date; or

      b. an amount equal to 100% of the average of the three lowest closing bid prices of the common stock, as quoted by Bloomberg, L.P., for the 30 trading days immediately preceding the conversion date.

                             POWER TECHNOLOGY, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                      NOTES

However, in no event shall Cornell convert the Debenture in such manner that would cause Cornell and its affiliates to beneficially own more than 4.99% of the then total issued and outstanding shares of the common stock of the Company.

The Company, at its option, has the right to redeem the Debenture in whole or in part that was issued to Cornell with three days written notice at the redemption price equal to 120% of the amount redeemed plus accrued interest. In this event, the Company is required to issue Cornell a warrant to purchase 50,000 shares of its common stock exercisable on a cash basis at an exercise price equal to 120% of the closing bid price of the common stock of the Company on the closing date.

STANDBY EQUITY DISTRIBUTION AGREEMENT

The Company also entered into a Standby Equity Distribution Agreement effective August 27, 2004, with Cornell (the "Equity Agreement"). The Equity Agreement provides for Cornell to commit to purchase up to an aggregate of $5,000,000 of the common stock of the Company, subject to certain volume limitations and other conditions, as requested from time to time by the Company as its equity capital needs arise during the two-year term of the Equity Agreement.

Upon written notice from the Company, Cornell is committed to purchase common stock of the Company at a purchase price equal to 97% of the then current market price. Market price is defined to mean the lowest closing bid price for the common stock during a pricing period beginning on the date following the notice from the Company and ending on the fifth consecutive trading day thereafter. Unless the Company specifically requests Cornell to purchase its common stock by written notification to Cornell, Cornell has no right to acquire any securities of the Company and the Company has no obligation to offer and sell its common stock to Cornell.

In no event shall Cornell purchase common stock of the Company that would cause Cornell and its affiliates to own more than 9.9% of the then total issued and outstanding shares of the common stock of the Company.

The Company has issued 8,849,558 share of its restricted common stock to Cornell as a commitment fee in connection with the Agreement and related agreements.

The Company has engaged Newbridge Securities Corporation as its exclusive placement agent for its sale of common stock to Cornell under the terms of a Placement Agent Agreement.

                                TABLE OF CONTENTS

Prospectus Summary..................................................................................... 3
Summary Consolidated Financial Information............................................................. 5
Risk Factors........................................................................................... 8
     It our products and services do not become widely used in industry, it is unlikely that we will be profitable .................................................................................. 8
     Economic conditions............................................................................... 8
     Going Concern Qualification by Auditors........................................................... 9
     We depend on third-party products and sources, and sole or limited sources of supply to manufacture some components of our products ............................................................. 9
     The research industry is highly competitive and subject to rapid technological change, and we may  9 not have the resources necessary to compete successfully..................................... 9
     We may not achieve profitability in the future.................................................... 10
     Our success will depend on our ability to attract and retain experienced scientists and sales personnel ................................................................................... 10
     Future sales of our Common Stock may depress our stock price......................................
     Because it is unlikely that we will pay dividends, you will only be able to benefit from holding our stock if  the stock price appreciates ..................................................11
Forward Looking Statements.............................................................................12
Use of Proceeds........................................................................................12
Dividend Policy........................................................................................12
Price Range of Common Stock........................................................................... 13
Capitalization.........................................................................................14
Management's Discussion and Analysis of Financial Condition or Plan of Operations......................22
Business...............................................................................................26
Selling Stockholders.................................................................................. 30
Plan of Distribution...................................................................................31
Management.............................................................................................34
Security Ownership of Management.......................................................................35
Principal Stockholders.................................................................................35
Certain Relationships and Related Transactions.........................................................36
Description of Capital Stock...........................................................................38
Shares Eligible for Future Sale........................................................................38
Legal Matters..........................................................................................38
Experts................................................................................................38
Where You Can Find Additional Information..............................................................39
Consolidated Financial Statements...................................................................F-1

UNTIL   ________________________,   2005  (25  DAYS   AFTER  THE  DATE  OF  THIS
PROSPECTUS), ALL DEALERS THAT BUY, SELL OR TRADE IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. DEALERS ARE ALSO OBLIGATED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             POWER TECHNOLOGY, INC.

                                  COMMON STOCK

                                   PROSPECTUS

                           ____________________, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.7502 of the Nevada corporation law [Title 7, Section 78 NRS] authorizes a corporation to indemnify directors and officers who were or are a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement by attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         The Twelfth Article of the Articles of Incorporation of the Company provides that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for violation of law, or
(ii) the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Any repeal or modification of this Articles by the stockholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions to such repeal or modification.

         Article VI of the Bylaws of the Company provides that the Company shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Company.

         The indemnification provisions in the Registrant's Articles of Incorporation and in its Bylaws may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act. The Registrant, with approval by the Registrant's Board of Directors, expects to obtain directors' and officers' liability insurance. Reference is made to the following documents filed as exhibits to this registration statement by incorporation by referenced to the Exhibits to the Form 10-SB of the Registrant regarding relevant indemnification provisions described above and elsewhere herein.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

                                                          Amount to
                                                          Be Paid
                                                           -------
SEC registration fee                                       $   748
Legal fees and expenses                                     40,000
Accounting fees and expenses                                 4,000
Printing and engraving                                         500
Blue Sky fees and expenses (including legal fees)            2,500
Transfer agent fees                                            500
Miscellaneous                                               11,750
                                                           -------
Total                                                      $59,998
                                                           =======


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         During February 2002, the Company issued 108,000 shares of Common Stock to Gist Inc., as executive compensation to Ulf Lindqwister, the former Vice President - Business Development of the Company, in reliance upon Section 4(2) of the Securities Act of 1933.

         During March 2002, the Company issued 165,000 restricted shares of Common Stock to Dorotea Kleva in reliance upon Regulation S under the Securities Act of 1933 regarding the conversion of a convertible note.

         In April 2002, the Company issued 43,000 shares of restricted Common Stock to I C Capital for consulting services in reliance upon Section4(2) under the Securities Act of 1933.

         In April 2002, the Company issued 200,000 shares of restricted Common Stock to Wolf Meyerfeld for consulting services in reliance upon Regulation S under the Securities Act of 1933.

         In June 2002, the Company issued 120,000 shares of restricted Common Stock to Albert Friedrichs and 87,500 shares of restricted Common Stock to Jens Peter Schulte at $.30 per share in reliance upon regulation S under the Securities Act of 1933.

         During the six months ended July 31, 2004, the Company issued 10,350,000 shares of its $0.001 par value common stock to various individuals and entities for consulting services valued at $331,100 in reliance upon Section 4(2) of the Securities Act of 1933.

         During the six months ended July 31, 2004, the Company issued 23,285,483 shares of its common stock to Mr. Lee A. Balak, its former President, for executive compensation valued at $426,254, notes payable totaling $136,810, and interest expense totaling $19,073, in reliance upon Section 4(2) of the Securities Act of 1933.

         During the six months ended July 31, 2004, the Company issued 7,500,000 shares of its common stock to Mr. Bernard J. Walter, its newly appointed President, for executive compensation valued at $195,000 in reliance upon
Section 4(2) of the Securities Act of 1933.

         During the six months ended July 31, 2004, the Company issued 4,475,657 shares of its common stock to Global Alliance Partners for notes payable totaling $79,108 and interest expense totaling $32,883 in reliance upon Section 4(2) of the Securities Act of 1933.

         During the six months ended July 31, 2004, the Company issued 5,000,000 shares of its common stock to attorneys for legal fees totaling $152,000 in reliance upon Section 4(2) of the Securities Act of 1933.

         In August 2004, the Company issued 8,849,558 shares of its Common Stock to Cornell Capital Partners, L.P. ("Cornell") and issued a 5% Secured Convertible Debenture in the principal amount of $250,000 to Cornell in reliance upon Section 4(2) of the Securities Act of 1033.

         On October 13, 2004, the Company issued 3,000,000 shares of restricted Common Stock to Mr. Fran Aberle (1,000,000 shares) and to Mr. Sardi Carrano (1,000,000 shares) for consulting services in reliance upon Section 4 (2) of the Securities Act of 1933.

         On October 13, 2004, the Company issued 1,000,000 shares of restricted Common Stock to Mr. F. Bryson Farrill (500,000 shares) and to Mr. Hugo P. Pomreh, directors of the Company, as director compensation, in reliance upon
Section 4(2) of the Securities Act of 1933.

         On October 13, 2004, the Company issued 1,750,439 shares of restricted Common Stock to Mr. Bernard J. Walter, a director and the President of the Company, as compensation under the terms of his Employment Agreement with the Company, in reliance upon Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS                                           DESCRIPTION
------------------------------------------------   ----------------------------
1.  Underwriting                                   Agreement   Placement  Agent
                                                   Agreement   with   Newbridge
                                                   Securities Corporation dated
                                                   August 27, 2004

3(i)  Articles of Incorporation of the Registrant  The        Articles       of
                                                   Incorporation            are
                                                   incorporated    herein    by
                                                   reference to Exhibit 3(i) to
                                                   the Form 10-SB  registration
                                                   statement   of  the  Company
                                                   (File No. 0-24857)

3(ii)  Amendment  to  Articles  of Incorporation   The    Amendment    to   the
                                                   Articles of Incorporation is
                                                   incorporated    herein    by
                                                   reference  to Exhibit  3(ii)
                                                   to    the     Form     10-SB
                                                   registration   statement  of
                                                   the   Company    (File   No.
                                                   0-24857)

3(iii) By-Laws  of the  Registrant                 The By-Laws are incorporated
                                                   herein   by   reference   to
                                                   Exhibit  3(iii)  to the Form
                                                   10-SB registration statement
                                                   of  the  Company  (File  No.
                                                   0-24857)

5.        Legal Opinion                            Legal  opinion of Stephen A.
                                                   Zrenda, Jr., P.C.

10. Material Contracts

            10.1 Securities Purchase Agreement with Cornell Capital Partners, L.P. dated August 27, 2004 is incorporated herein by reference to Exhibit 10.1 to the Form 8-K current report filed by the Company on September 2, 2004.

            10.2 5% Secured Convertible Debenture issued to Cornell Capital Partners, L.P. dated August 27, 2004 is incorporated herein by reference to Exhibit 10.2 to the Form 8-K current report filed by the Company on September 2, 2004.

            10.3 Security Agreement with Cornell Capital Partners, L.P. dated August 27, 2004 is incorporated herein by reference to Exhibit
                  10.3 to the Form 8-K current report filed by the Company on September 2, 2004.

            10.4 Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. dated August 27, 2004 is incorporated herein by reference to Exhibit 10.4 to the Form 8-K current report filed by the Company on September 2, 2004.

            10.5  Investor Registration Rights Agreement dated August 27, 2004

            10.6 Escrow Agreement with Cornell Capital Partners, L.P. dated August 27, 2004

            10.7 Registration Rights Agreement with Cornell Capital Partners, L.P. dated August 27, 2004.

            10.8  Escrow  Agreement  with  buyers  under   Securities   Purchase
                  Agreement dated August 27, 2004.

            10.9 Irrevocable Transfer Agent Instructions Regarding Securities Purchase Agreement dated August 27, 2004.

            10.10 Consulting  Agreement  with John Gray dated March 1, 2003,  is incorporated herein by reference to Exhibit 10(1) to the Form 10-KSB annual report of the Company for its fiscal year ended January 31, 2003.

            10.11 Consulting  Agreement with Barry Clark dated March 4, 2003, is incorporated herein by reference to Exhibit 10(j) to the Form 10-KSB annual report of the Company for its fiscal year ended January 31, 2003.

            10.12 Amended  and  Restated  Agreement  in  Principle  with  NxCell
                  Batteries dated April 6, 2003, is incorporated herein by reference to Exhibit 10(k) to the Form 10-KSB annual report of the Company for its fiscal year ended January 31, 2003.

            10.13 Consulting  Agreement  with James Hill dated January 15, 2004, is incorporated herein by reference to Exhibit 10.4 to the Form 10-KSB annual report of the Company for its fiscal year ended January 31, 2004.

            10.14 Consulting Agreement dated April 15, 2004 with Tim J. Connolly is incorporated herein by reference to Exhibit 10.1 to the Form 10-QSB quarterly report of the Company for the period ended April 30, 2004.

11. Statement re: computation of per
        share earnings                             Reference  is  made  to  the
                                                   Consolidated  Statements  of
                                                   Operations       of      the
                                                   Consolidated       Financial
                                                   Statements  of  the  Company
                                                   which    are    incorporated
                                                   herein.

12. A description of the subsidiary of
             the  Company                          A    description    of   the
                                                   subsidiary of the Company is
                                                   incorporated    herein    by
                                                   reference  to  Exhibit 21 of
                                                   the  Form  S-8  registration
                                                   statement   of  the  Company
                                                   (SEC File No. 333-66845)

23.1  Consent                                      Consent  of  Beckstead   and
                                                   Watts,   LLP,    independent
                                                   certified             public
                                                   accountants.

23.2 Consent                                        Consent    of   Stephen   A.
                                                    Zrenda, Jr., P.C.

ITEM 28. UNDERTAKINGS

         Power Technology, Inc. (the "Company") hereby undertakes that it will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material  information on the plan of distribution.

         2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The Company intends to request acceleration of the effective date of the registration statement under Rule 461 of the Securities and, therefore, the Company undertakes the following:

         1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         2. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Company undertakes that it will:

         1. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (ss.ss.230.424(b)(1), (4) or 230.497 (h) as part of this registration statement as of the time the Commission declared it effective.

         2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Houston, Texas, on November 4, 2004.


                                        POWER TECHNOLOGY, INC.
                                        ---------------------------------------
                                        (Registrant)


                                        /s/ Bernard J. Walter

                                        ---------------------------------------
                                        Bernard J. Walter
                                        Chief Executive Officer and President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

November 4, 2004


                              /s/ Bernard J.Walter
                              -------------------------------------------------
                              Bernard J. Walter
                              Chief Executive Officer, Director, President, Treasurer, Secretary
                              Chief Financial Officer and Principal Accounting and Financial Officer


November 4, 2004
                              /s/ F. Bryson Farrill
                              -------------------------------------------------
                              F. Bryson Farrill, Director


November 4, 2004
                              /s/ Hugo P.Pomrehn
                              -------------------------------------------------
                              Hugo P. Pomrehn, Director

                           INDEX TO EXHIBITS ATTACHED

NUMBER                              DESCRIPTION
---------------------------         ------------------------------------------
1. Underwriting   Agreement         Placement    Agent    Agreement   with
                                    Newbridge Securities Corporation dated
                                    August 27, 2004.

5. Legal   Opinion                  Legal  opinion of  Stephen A.  Zrenda,
                                    Jr., P.C.



10. Material Contracts

            10.5  Investor Registration Rights Agreement dated August 27, 2004

            10.6 Escrow Agreement with Cornell Capital Partners, L.P. dated August 27, 2004

            10.7 Registration Rights Agreement with Cornell Capital Partners, L.P. dated August 27, 2004.

            10.8  Escrow  Agreement  with  buyers  under   Securities   Purchase
                  Agreement dated August 27, 2004.

            10.9 Irrevocable Transfer Agent Instructions Regarding Securities Purchase Agreement dated August 27, 2004.

23.1  Consent             Consent  of  Beckstead  and Watts,  LLP,  independent
                          certified public accountants.

23.2  Consent             Consent of Stephen A. Zrenda, Jr., P.C.